                                                                  Exhibit 99-J-1
                              PECO ENERGY COMPANY

                      ANALYSIS OF THE ECONOMIC IMPACT OF
                A DIVESTITURE OF THE REGULATED GAS BUSINESS OF
                              PECO ENERGY COMPANY

                               February 15, 2000

TABLE OF CONTENTS                                         Page
SECTION I.     EXECUTIVE SUMMARY                           2

SECTION II     CONCLUSIONS                                 5

SECTION III    DIVESTITURE ASSUMPTIONS                     6

SECTION IV     GENERAL METHOD OF STAND-ALONE ANALYSIS      7

SECTION V      NEWGASCO SPECFIC ANALYSIS                   8

SECTION VI     PECO-ELECTRIC OVERVIEW                     24

EXHIBITS
     Exhibit 1.1   Income Statement
     Exhibit 1.2   Additional Operating Expenses
     Exhibit 1.2a  Payroll and Benefits
     Exhibit 1.2b  External Audit Fees
     Exhibit 1.2c  Insurance
     Exhibit 1.2d  Board of Directors
     Exhibit 1.2e  Transportation
     Exhibit 1.2f  Transition
     Exhibit 1.2g  Meter Reading
     Exhibit 1.2h  Postage
     Exhibit 1.2i  Incremental Non- Information Technology (IT)
                   Plant and related costs
     Exhibit 1.2j  Incremental IT Costs
     Exhibit 1.2k  Debt Interest Synchronization
     Exhibit 1.2l  Shareholder Services
     Exhibit 1.2m  Capital Stock and Realty Taxes
     Exhibit 1.2n  Uncollectibles
     Exhibit 1.3   Cost of Capital
     Exhibit 1.4   Management Structure & Employees By Department
     Exhibit 1.5   Employee Comparisons with Other Gas Utilities
     Exhibit 1.6   Effect on Electric Operations

                              PECO ENERGY COMPANY

                     ANALYSIS OF THE ECONOMIC LOSS IMPACT
                            OF A DIVESTITURE OF THE
                     GAS OPERATIONS OF PECO ENERGY COMPANY

I.  EXECUTIVE SUMMARY

     This study was undertaken by the management and staff of PECO Energy Company, a Pennsylvania corporation ("PECO"), in the context of its proposal to merge with Unicom Corporation. The objective of this study is to quantify the economic impact on shareholders and customers of divesting PECO of its natural gas assets and business in the Commonwealth of Pennsylvania to a separate stand-alone or independent natural gas distribution company ("NewGasCo"). This study attempts to conservatively quantify many of the direct increases in the cost of labor, facilities, information technology resources, capital financing and miscellaneous general overheads that would be incurred as a result of a forced divestiture. Additionally, PECO's study evaluates difficult to quantify, indirect costs that would occur as a consequence of divestiture.

Summary of Shareholder Impacts

     The shareholder impacts of divesting PECO's gas operations were calculated based on the increased operating expenses and capital cost that would result from divestiture, and assumes no regulatory rate relief. These substantial increases are caused by several factors, including but not limited to much higher employee counts due to the loss of shared intra-company support services which are currently provided to both the gas and the electric operations at PECO. Cumulative employee counts resulting from the study total 1,031 for NewGasCo, as opposed to the 582 full time equivalents charged to PECO's gas operations in calendar year 1998. While much of the field staff could be drawn from existing PECO gas operations, most corporate, information system, and customer service functions would need to be developed from scratch. Other corporate overheads and facilities, including buildings and IT systems, reflect the cost of a start-up, detached operation. Table I-1 shows these estimated effects on NewGasCo.

                                   Table I-1

              Annual Shareholder Impact of Lost Economies ($000)


     Total Lost Economies                    $72,878

     Lost Economies as a percent of:

          Total Gas Operating Revenues         18.24%

          Operating Revenue Deductions         22.54%

          Gross Income                         95.42%

          Net Income                          124.57%

          Estimated return on rate base         2.04%

          Estimated common equity return       -5.70%

          Estimated return on net plant         1.49%


In Table I-1, lost economies represent the additional costs, excluding income taxes, for NewGasCo to operate as a stand-alone company. Total revenues reflect the operating revenues for PECO's gas operations for the twelve months ended December 31, 1998. Operating Revenue Deductions include all purchased gas expense and gas withdrawn from storage, operation and maintenance expenses, depreciation, and taxes other than income taxes. Gross income is the difference between Total Revenues and Total Expenses but excludes income taxes. Net Income is equal to Gross Income less income taxes. Rate base represents capitalization as of December 31, 1998.

Not measured in this study are prospective economic losses resulting from the inability of the gas operations to obtain economic benefit of costs reductions likely to result from the merger of PECO and Unicom. That cost reduction synergy has been estimated by management to range between $100 and $180 million annually for NewHoldCo's combined regulated and non-regulated energy services over the first three years after the merger is consummated. Accepted accounting principles would attribute a significant amount of those costs savings to PECO's
gas operations.   NewGasCo's inability to obtain these benefits, albeit not
quantified here, would be a clear economic loss for NewGasCo's shareholders.


Summary of Customer Impacts

With divestiture, it would be a reasonable assumption that shareholders of NewGasCo would expect to receive a return on investment on a par with other comparable gas utilities. To achieve such a return, management of NewGasCo would be required to seek and obtain increased revenues from its customers
through a rate increase.   Assuming further that NewGasCo were permitted by
state regulators to increase its revenue through a rate increase in an amount equal to the "lost economies" plus associated income taxes, the projected impact on customers is shown in Table I-2.


                                   Table I-2

                Annual Gas Customer Revenue Requirement Impact
                             Due to Lost Economies
                                    ($000)

     Pre-Divestiture               $399,642

     Post-Divestiture              $520,640

     Increase                      $120,988

     Percent Increase                 30.28%

     $ Annual Increase/Customer    $    292

In addition, divesting the natural gas operations would create economic losses
for PECO's remaining electric utility operations.   These losses would come in
the form of higher corporate overheads and capital costs resulting from the loss of allocation to the gas operations. It is anticipated that transfers of any common plant such as buildings and structures, communications equipment, and information technology to NewGasCo would be minimal due to the retained need for
these items in electric operations.    Table I-3 shows the impact of these
losses on PECO's post-divestiture electric operations and assumes that those losses, plus associated income taxes, would be fully allowed for recovery from customers by state regulators.


                        Annual Electric Customer Impact
                             Due to Lost Economies
                                    ($000)


     Increase                      $6,950

     Percent Increase              0.0014%

Finally, due to the geographic overlap of PECO's electric and gas service territories, effectively all of PECO's 415,000 gas customers receive a single monthly bill for gas and electric service. These customers would incur increased personal costs such as additional postage (or if the customers pay their utility bill in person, additional travel expense) and check writing expense due to the need to remit payment to two utilities rather than one. Also, unquantifiable would be the possible cost in having to deal with two utilities instead of a single utility to address service, billing, and land-
related questions.   Table I-4 shows the impact of these lost economies on
postage expense of PECO's existing gas customers.


                                   Table I-4
                         Other Annual Customer Impacts

     Postage      $1,643,400 (415,000 customers  X 12 bills X
                                                 $.33 postage)



II.   CONCLUSIONS


Forced divestiture of PECO's gas operations would cause enormous economic loses for the existing shareholders and customers of PECO Energy Company.
Efficiencies currently derived through shared employees and facilities, which are integrated into almost every functional area of the company, would be eliminated. As a result, costs in each of these areas would markedly increase, thereby reducing the value of the enterprise to PECO's shareholders and PECO's gas and electric customers. As set forth below and as shown in Exhibit 1, shareholders would see lost economies of approximately $73 million per year, which translates into 18.24% of operating revenue 22.54% of operating revenue deductions; 95.42% of gross income; and 124.57% of net income. Because the resulting return on common equity would be entirely unsatisfactory, and assuming rate recovery for the full amount of these lost economies, the estimated impact on customers would be increased gas rates amounting to more than 30% of an average customer's annual bill, or $292 per customer.



III. DIVESTITURE ASSUMPTIONS

In determining the economic losses associated with divestiture of PECO's gas operations, this study makes the following key assumptions:

     A. If required, PECO would spin-off and divest its natural gas business into a stand-alone gas company (NewGasCo), independent of PECO Energy

          Company, unaffiliated with the parent holding company to be created as a result of the merger of PECO and Unicom (NewHoldCo), and unaffiliated with any other company.

     B. Unlike other recent transfers of natural gas businesses, PECO's natural gas business would be transferred to NewGasCo at depreciated original cost book value of the assets, with no premium over book to reflect the market value being paid to acquire similar assets in today's energy marketplace.

     C. Corporate administrative and general ("A&G"), information systems, customer service and field functions would be handled by NewGasCo stand-alone employees rather than through business units shared in common with PECO's electric utility, generation, and ventures businesses, except as otherwise indicated.

     D. This study assumed current level of customers and business operations for PECO's utility businesses, including:

               1.   PECO is a combination electric and gas utility, engaged in
                    1) the generation, purchase, transmission, distribution and sale of electricity; 2) the purchase, transmission, distribution, storage and sale of natural gas; and 3) certain non-regulated related businesses.

               2. PECO's gas business serves a geographical region in Pennsylvania comprising the four-county region surrounding the City of Philadelphia. This service territory is identical in all material respects to that served by PECO's electric operation, except that PECO `s electric service territory also includes the City of Philadelphia.

               3. PECO serves approximately 415,000 gas customers and 1.5 million electric customers in this overlapping service territory. In calendar year 1998, PECO's gas throughput and operating revenues totaled 90,835,564 thousand cubic feet
                    (mcf) and $399.6 million. PECO's gas service is provided through 5,877 miles of distribution mains interconnected with two interstate natural gas pipelines and employed the services of 582 employees (full-time equivalents or "FTEs") as of December 31, 1998. Comparable operating statistics for the electric side include 74,864 gigawatt hours (gwh) of service delivered, $4,836 billion of operating revenues, 1,198 pole miles of transmission lines, 12,368 pole miles of distribution lines, 9,465 megawatts of installed generation capacity, and 6,477 employees (FTEs).

               4. PECO's gas operations share common functions with its electric service counterpart throughout its operations, including common corporate and administrative, building, customer service, information technology, office, field, purchasing, and construction services.

IV. GENERAL METHODOLOGY USED IN THE ANALYSIS

     A. This study employs information, assumptions, and data derived from the industry expertise and experience of personnel at PECO Energy, comparative benchmarking data, and assistance from independent management consultants. Personnel providing input and analyses into this study serve all major aspects of utility operations and corporate support functions, including but not limited to human resources, legal, information technology, gas operations, regulatory and external affairs, accounting, building services, corporate finance and strategic planning. Cost decreases, as well as cost increases, were considered.

     B. The general assumptions applied to develop lost economies are as follows:

          1. The economic losses associated with the divestiture of PECO gas operations into NewGasCo, as quantified, were based on the analysis of the work functions, facilities, vehicles, information system and telecommunications, and capital requirements consistent with a stand-alone gas utility concept.

          2. The base from which economic results were measured used calendar year 1998 operating statistics, including numbers of employees, customers, revenues, assets, costs, and other data available at PECO.

          3. NewGasCo would require an organization, number of employees, size and scope of facilities and infrastructure adequate to ensure that customers receive safe and reliable service into the future, including the need to satisfy industry standards, accepted practices, and regulatory requirements in all operational, customer service, shareholder service, financial reporting, and corporate governance functions.

          4.   Costs were developed on the following basis:

               a. Labor costs were determined using PECO's average labor costs in specific job classifications (e.g., executive, managerial, supervisory, and technical professional, and non-exempt other) and the pension and benefit cost loaders used by PECO.

               b. Non-labor costs included the costs for information systems, telecommunications, field facilities, postage and other cost items that would be significantly impacted by divestiture.

          5. All economic losses reflect the net impact on the cost item measured after removing the allocation of costs to the gas business unit from the combined company.


V. NEWGASCO ANALYSIS


     A.   General Assumptions

     PECO's gas distribution system serves approximately 415,000 customers over a square mile area in the four-county region surrounding Philadelphia, Pennsylvania. Those operations are tightly integrated into PECO's electric and
general corporate operations.   Of PECO's  total number of employees (as of
December 31, 1998), only about 250 spent 100 percent of their time on gas operations. Shared operations include integrated operational functions such as customer service personnel who deal with service requests, planning engineers, purchasers, managers and supervisors, warehouse personnel, service dispatchers, marketing and sale personnel, and information systems specialists. Additionally, PECO provides the gas business required corporate services in the areas of human resources and employee benefits, risk management, legal, regulatory, public affairs, communications, building services, and telecommunications. This depth of integration has enabled PECO to provide gas utility service at a low cost.

     Following divestiture, NewGasCo would no longer be able to share staff for various corporate, customer support, and field functions. These areas would need to be staffed at appropriate levels in order to maintain safe and reliable service in a manner which would allow NewGasCo to function as a going concern, attract and maintain capital investment, and comply with all applicable legal requirements.

     This study generally incorporates PECO's existing corporate structure, where practical. Management representing each of PECO's functional areas were consulted for detailed input into the requirement of a stand-alone gas utility
business.   Also, the study incorporates, where feasible, industry benchmarks and practices.


     B.   Specific Assumptions

          1.   Board of Directors

          It was assumed that the number of and compensation for Board members would be the same for the stand-alone gas company as it would be for the combined PECO utility.

          2.   Labor

               a. Current organizational structures, business practices and levels of efficiency applicable to gas utility operations were used as the basis for NewGasCo's organization and staffing levels.

               b. Numbers of employees required for NewGasCo were developed using an approach in which each functional area was reviewed to determine the nature of the work performed and the level of effort required to support a stand-alone gas company. Functional managers were consulted to determine appropriate staffing levels.

               c. Applicable comparative benchmark operating ratios where used to gauge appropriate personnel levels in all functional areas.

               d. Employee benefits were assumed to be similar to the existing levels of benefits in all functional areas.

               e. Salaries of senior management of the smaller stand-alone gas company were conservatively assumed to equal existing non-officer executive level positions, a conservative measure in light of the probable difficulty in attracting qualified senior level gas utility executives to a newly-formed, medium sized stand-alone gas company without paying premium salaries and benefits.

               f. Labor cost increases were determined on a net basis. Allocation of labor costs from the combined PECO utility operations were deducted from the cost of labor for NewGasCo.

               g. Salaries were determined using the average labor costs for executives, technical professional, management, supervisory and non-exempt positions.

          3.   Outside Services

          This study assumes that the cost of outside services expenditures would remain constant where the service was conducted exclusively for the gas business, and in certain other areas where the service was conducted jointly on behalf of both the electric and gas operations of PECO but divestiture would not significantly impact the costs to the gas operations. However, other jointly provided services, such as annual financial audits performed by an independent external auditor, meter reading vendors, shareholder service vendors, and outside legal, were measured because costs in these areas would increase significantly as a result of divestiture. In preparing this Study, PECO also considered areas where divestiture-related cost decreases might occur. The potential cost decreases PECO identified were insignificant.

          4.   Information Systems/Telecommunications

          Post-divestiture, NewGasCo would require information system capabilities that are now provided through the combined PECO utility operations. Pervasive integration of the gas and electric information systems exists currently in most functional areas, including customer dispatch, finance and accounting, payroll, human resources, work management, inventory and purchasing, meter reading, and customer service.

          Substantial capital costs to detach, map and reconfigure existing systems servicing the gas operations would be incurred. Incremental O&M expense also would be incurred due to the lost ability to spread those costs over PECO's larger electric operations and achieve the economies of scale currently benefiting the combined enterprise.

          5.   Buildings, Facilities, Vehicles

          Due to the gas-electric service territory overlap in the Philadelphia suburbs, PECO's gas operations currently share all non-electric generation related service buildings, warehouses, and storage yards outside of Philadelphia except the facilities located at the LNG plant in West Conshohocken, PA and a Propane-Air Plant located in Chester, PA. PECO's gas operations are allocated a portion of the costs of these common facilities based on a formula using criteria such as number of customers, plant in service and revenues. Post-divestiture, NewGasCo would need to replace these shared common facilities with similar stand-alone facilities located in the same general area due to the overlapping geography of the electric and gas service territories. This study based the cost of these similar facilities on the replacement value of the existing common plant and adjusts those values based on customer or employee count allocation criteria.

          While new employees would be hired to perform functions currently provided on a shared basis by employees located at PECO's Center City corporate headquarters, it was assumed for the purposes of this study that those employees would be absorbed into office space constructed for NewGasCo. No separate corporate headquarters was included in this assessment.

          6.   Vehicles

          Due to the larger number of stand-alone administrative and general employees, incremental average annual transportation cost values were determined. While it is a reasonable assumption that NewGasCo would receive a transfer of a number of trucks and cars at least equivalent to the current cost allocation and the specialized gas vehicles already directly assigned to the gas operations, it is also likely that NewGasCo would need to purchase significant numbers of new service vehicles.

          With the number of new full-time managerial, supervisory and technical professionals employed by NewGasCo, corporate vehicular usage and associated travel costs were measured to derive the incremental cost associated with the larger administrative & general staffing for NewGasCo.

          7.   Depreciation

          Depreciation values were derived for the incremental plant only. PECO's depreciation rates were applied to the plant values to obtain the incremental depreciation expense.

          8.   Other Costs

          This study measured cost levels in the areas of insurance, postage and uncollectibles. Insurance levels were based on the cost per thousands of dollars of increased plant or the numbers of employees. Postage was predicated on NewGasCo's need to transmit its own customer bills rather than through a common bill format shared with the electric operations. Uncollectibles were presumed to increase in accordance with the level of lost economies and increased revenue requirement.

          9.   Capital Expenditure and Cost

               a. Capital costs would consist of: 1) the costs associated with new buildings, facilities, plant, including field and service buildings, and vehicles; and 2) capitalized labor costs.

               b. Divestiture was assumed to involve a tax-free spin-off to the existing PECO shareholders. This would involve the separate incorporation of NewGasCo, the transfer of gas-related assets to NewGasCo, and the distribution of shares to current shareholders.

               c. Capital structure of NewGasCo was conservatively premised on PECO's existing capital structure. No adjustments were made to the cost of debt, although PECO's existing structure reflects debt financing rates which may not be available in today's financial markets for a stand-alone gas distribution company. The cost of Common equity is conservatively premised on returns recently allowed by various public utility commissions for other gas distribution companies.

               d. NewGasCo would receive the transfer of gas assets at net book value, with additional capital expenditures for new buildings, facilities, furniture, etc. based on replacement cost value.

               e. Working capital rates were unchanged from the pre-divestiture values.

          10.  Transition Costs

          Transition costs were estimated for the cost of auditing and other accounting costs, legal fees, investment banker fees and human resources issues associated with the transfer of employees. The cost of hiring and training several hundred new employees, while likely to be significant, was not measured in this analysis. Estimated transition costs were amortized over a 10-year period. It was also assumed that the divestiture would be structured to avoid all federal or state income taxes and that the future tax obligations of NewGasCo would not be materially affected by the transfer.

     C.   Organizational Structure

     The existing management structure supporting PECO's gas operations was utilized generally for the purposes of NewGasCo's organization. See Exhibit 2. This structure was deemed adequate to satisfy the business purposes of meeting

NewGasCo's customer service obligations, legal and regulatory requirements and
generally accepted business and industry practices.   This organizational design
is reasonably structured along functional lines and is the primary driver of the size of the employee base, associated payroll and employee benefit costs. The estimates for these items are predicated upon extensive consulting with PECO management personnel, with utility benchmarks and industry practices also being taken into account.

PECO's management structure currently allows the gas and electric operations to share personnel and outside vendors for various corporate and field functions. Examples of the corporate and field functions include legal, regulatory, internal audit, environmental, safety, customer service, accounting, construction, procurement, finance, and billing. Examples of outside services include meter reading, customer service, outside legal and external audit. Upon divestiture, NewGasCo would need to create a stand-alone management structure to staff each of these shared functions and obtain needed outside services without the shared support from PECO's electric operations, as follows and as shown in
Exhibit 1.4:

     1. Senior Management. NewGasCo would have a President and Chief Executive Officer (CEO) which would report directly to the Board of Directors. Reporting to the CEO would be the Chief Operating Officer (COO), VP-Legal (General Counsel), VP-Finance and Accounting (CFO), VP-Information Systems, and VP-Human Resources.

     2. Directly reporting to the COO would be vice presidents of Corporate & Public Affairs, Gas Supply and Transportation, Contractor and Supply Management, Customer and Marketing Services, and Operations.

          a. Corporate and Public Affairs handles government affairs, public relations and corporate communications. A total of 1 executive, 9 managerial, supervisory and technical professionals, and 4 support personnel are estimated for this function.

          b. Gas Supply and Transportation involves supply and transportation planning and acquisition, end user transportation, risk and portfolio management, off-systems sales and trading, and supply and capacity contract management, gas regulation, production plant management and operation. A total of 1 executive, 32 management, supervisory, and technical professionals, and 13 other personnel were estimated for this department.

          c. Contractor and Supply Management handles non-gas supply purchasing and disposal, inventory control and management, transportation management, work management, general services, real estate, storeroom and warehousing, construction and materials vendor relations and contracts associated therewith. A total of 1 executive, 72 managerial, supervisory, and technical professionals, and 89 other personnel are estimated for this department.

          d. Customer and Marketing Services includes load and sales forecasting, market, product, and sales planning and support, market research, community services, advertising and promotion, economic development, customer outreach, customer inquiries, call center functions, meter reading, managing outside meter reading services, billing and payment, customer and revenue accounting, central cash remittance and bill processing, credit and collections. A total of 1 executive, 63 managerial, supervisory and technical professionals, and 111 other personnel are included for this department.

          e. Operations includes gas system engineering, design and analysis, field services, contractor and builder services, field work management, management of outside construction services in the field, facilities maintenance, engineering & design services, customer dispatch, mapping and document services, corrosion control. A total of 1 executive, 90 managerial, supervisory and technical professional, and 352 other personnel are estimated for this department.

     3. Human Resources is responsible for establishing and administering employee compensation plans, training and development, and employee relations. A total of 1 executive, 15 management, supervisory, and technical professionals, and 5 support personnel are estimated for this department.

     4. Finance and Accounting provides treasury and financing services, payroll accounting, insurance, internal and external reporting, office services, performance measurement, accounts payable and receivable accounting, property accounting, general ledger and corporate accounting, tax accounting, budgeting, financial and corporate planning, shareholder relations, rates and regulatory affairs. A total of 3 executives, 49 management, supervisory and technical professionals, and 22 support personnel are estimated for this department.

     5. Legal is responsible for compliance with applicable statutes, rules and regulations, claims, litigation, internal audit, environmental affairs and corporate secretary functions. This function performs legal services itself and manages specialized outside counsel. A total of 1 executive, 21 management, supervisory and technical professionals, and 12 support personnel are estimated for this department.

     6. Information Services and Telecommunications handles application systems development and maintenance, database administration and security, computer operation, end user information and help-desk support, and telecommunications. A total of one executive, 52 management, supervisory and technical professionals, and 3 support personnel are estimated for this department.


     D.  Annual Cost Increase

     The annual incremental costs associated with creating the stand-alone NewGasCo are shown in the Income Statement at Exhibit 1.1. These costs total $72.9 million, and include operating expense and rate base cost increases caused by a divestiture and the tax implications resulting therefrom. See Exhibit 1.2. Put on a ratemaking basis, the full impact on customers is estimated to be $122.9 million. See Exhibit 1.1.


                                   Table V-1

                       Annual Cost Increases to NewGasCo
                                 (Thousand $)

Income Statement Adj.              Rate Base   Revenues   Expenses  Taxes
I.     Payroll                                            27,541   (11,428)
II.    Benefits                                            9,565    (3,969)
III.   External Audit                                      1,041      (432)
IV.    Insurance                                             217       (90)
V.     Director's Fees                                       582      (241)
VI.    Transportation                                         32       (13)
VII.   Transition Cost Amort.                                567      (235)
VIII.  Meter Reading                                       2,868    (1,190)
IX.    Postage Expense                                       603      (250)
X.     Book Depreciation Other than IT                     1,420
XI.    Income Tax Impact of Book Depr. Other than IT                  (917)
XII.   Deferred Tax Impact of Book Other than IT                     1,235
XIII.  IT Operating Expense                               11,682    (4,847)
XIV.   IT Book Depreciation                               11,875
XV.    Income Tax Impact of IT Book Depreciation                    (7,281)
XVI.   Deferred Tax Impact of IT Book Depreciation                   6,074
XVII.  Interest Adjustment                                          (7,976)
XVIII. Shareholder Services                                2,585    (1,073)

XIX. Capital Stock and Realty taxes     870      (361)
XX.  Uncollectible Accounts           1,453      (593)

Rate Base Adjustments

I.   Buildings, Facilities, Vehicles   14,142
II.  ADIT Excluding IT                 (1,004)
III. Book Reserve Excluding IT          5,017
IV.  IT Plant                          86,777
V.   IT ADIT                            6,074

          Income Statement Adjustments

               1. Labor costs (Payroll and Benefits) represent the largest total cost increase associated with divestiture, an aggregate increase of $37,106,312. See Exhibit 1.2a. These increases are due to the following:

                    a. Divestiture of NewGasCo would require the hiring of many employees for job functions which were previously performed at PECO by shared employees supporting both the gas and electric operations. This study estimates that 449 new employees would need to be hired and trained in a number of areas, including executives, managerial, supervisory and technical professionals, and other personnel in all areas of the company excluding Gas Supply and Transportation. See Exhibit 1.3.

                    b. NewGasCo's staffing estimates compare favorably with benchmarks of other gas companies on the basis of customers per employee, generally accepted measures of efficiency were also made. This comparison is shown in Table V-2. PECO's level of efficiency exceeds all of the gas companies in the comparison group. The addition of employees for NewGasCo lowers the efficiency of the gas company as compared with its original position within PECO but efficiency still exceeds the majority of the other companies measured. The relative efficiency of NewGasCo compared to its peers post-divestiture is indicative of the conservative nature of this study. See also, Exhibit 1.5.

                                   Table V-2

                           Benchmark Comparison With
                        Other Stand-Alone Gas Companies

Gas Utility          Employees  Customers per Employee  Dist. Mains/
                                                        Employee
                                                        (000 ft.

Peoples                 935             374               31.65

Columbia of PA          876             438               41.55

PG Energy               554             269               22.29

Equitable               770             265               24.07

Avg.                                    336               29.89

PECO                    582             714               53.32

NewGasCo               1031             402               30.10

            PECO would note that, during 1998, the employee counts of three of the four other Pennsylvania gas companies included in Table V-3 benefitted from being part of holding company corporate structures which utilize shared employees to provide services in a number of functional areas and therefore reflect employee counts which understate the number of employees in a true stand-alone company. In today's energy marketplace, true stand-alone gas distribution companies are rare. Most gas distribution companies of any significant size are now part of larger holding company corporate structures or a combination utility, and those figures are growing at a quick pace with additional mergers. Indicative of this trend is the fact that of the four gas companies cited above, three were involved in mergers within the last year (Peoples, as part of the CNG-Dominion Resources merger; Equitable Resources' acquisition of Carnegie Natural Gas Company from USX Corporation; and PG Energy's acquisition by Southern Union) in order to take advantage of economic gains available in larger, integrated organizations.


       2. External Audit refers to fees paid in connection with external auditing and other accounting services. These fees are currently shared among the combined utility business units. The outside services and the associated costs were reviewed in terms of the types and extent of services which would be needed by NewGasCo. The additional costs associated with these services would be $1.041 million annually. The calculation of this income statement adjustment is shown in attached Exhibit 1.2b.

          3. Insurance expense refers to cost of premiums of property, general and excess liability, and directors and officers liability coverage. Property insurance was based on the cost of plant. Liability insurance was based on the number of employees. Insurance expense increased $217,051 per annum over the pre-divestiture level. The calculation of this income statement adjustment is shown in attached Exhibit 1.2c.

          4. Director's Fees refers to compensation for NewGasCo's Board of Directors. The increase here assumes that the current amount of director's fees would be paid by NewGasCo on a stand-alone basis. Since these costs would no longer be shared with PECO's electric operations, NewGasCo's amount would be higher than that allocated to PECO's gas operations. This increase equals $581,831 on an annual basis. The calculation of this income statement adjustment is shown in attached Exhibit 1.2d.

          5. Transportation expenses represents an annual increase of $32,185 due to the increased number of administrative and general employees for which corporate vehicular expense would be incurred. The calculation of this income statement adjustment is shown in attached Exhibit 1.2e.

          6. Transition costs are incurred to create the stand-alone company, including: internal/external communications, auditing and other accounting costs, investment banker's fees, legal fees, and human resources issues. The total transition costs are estimated to be $5,674,404. A 10-year amortization period results in an annual cost increase of $567,440. The calculation of this income statement adjustment is shown in attached Exhibit 1.2f. The incremental rate base impact of the unamortized transition costs were not incorporated into the analysis.

          7. Meter Reading expenses refers to the expenses paid outside contractors to perform NewGasCo's meter reading function. PECO currently contracts its entire meter reading service to outside vendors which read both electric and gas meters at the same time. Divestiture would require NewGasCo to perform this function on its own. Stand-alone gas meter reading expense was estimated based on ratio of gas and electric customer numbers. The resulting annual increase for NewGasCo is $2.868 million. The calculation of this income statement adjustment is shown in attached Exhibit 1.2g.

          8. Postage increase was simply calculated as the increased level of postage expense caused by NewGasCo assuming a separate billing function that previously was performed jointly on behalf of both PECO's electric and gas operations. Total costs were offset against 1998 allocated costs to result in a $602,732 net increase in postage expense. The calculation of this income statement adjustment is shown in attached Exhibit 1.2h.

          9. Book Depreciation Expense for non-IT incremental plant refers to the increased level of depreciation expense associated with incremental plant (buildings, structures, office furniture, etc.) resulting from the divestiture. This level of expense was estimated at $1.42 million per year. Discussion of the increased non-IT plant is found at No. 19 below. The calculation of this income statement adjustment is shown in attached Exhibit 1.2i, page 1 ($2,355,184 - $935,000 = $1,420,184).

          10. In conjunction with the increase level of depreciation expense for non-IT items, NewGasCo's deferred tax liability would increase $1.235 million annually. The calculation of this income statement adjustment is shown in attached Exhibit 1.2i, page 1 ($1,242,271 - $7,000 = $1,235,271).

          11. A measure of incremental operating and maintenance expense for information technology was performed by PECO's IT department. These costs generally are in areas where only a small portion of overall costs are allocated to the gas operations. On a stand-alone basis, all costs to operate and maintain mainframe and other information systems used for billing, metering, and other purposes would be borne exclusively by NewGasCo. Incremental expenses were estimated at $11.682 million per year, as discussed in No. 20 below. The calculation of this income statement adjustment is shown in attached Exhibit 1.2j.

          12. Similarly, book depreciation associated with incremental IT system plant expenditures caused these expenses to increase by $11875 million. Discussion of the increased IT capital plant is found at No. 21 below. The calculation of this income statement adjustment is shown in attached Exhibit 1.2j.

          13. Partly offsetting book depreciation expense associated with incremental IT plant costs is the related reduction in income taxes. This value was estimated as $7.281 million. The calculation of this income statement adjustment is shown in attached Exhibit 1.2j.

          14. Deferred income taxes increases associated with incremental IT plant in service was estimated at $6.074 million. The resulting income statement adjustment is shown in attached Exhibit 1.2j.

          15. Tax savings resulting from increased debt interest expense caused by plant additions reduce income tax expense by $7.976 million as shown in Exhibit 1.2k.

          16. Shareholder services expense is incurred in the areas of outside services, annual reports, proxy reports, annual meeting expenses, and stock exchanges compliance. Sharing of costs between gas and electric operations will not occur with the creation of NewGasCo. The resulting increased expense associated with the loss of sharing was estimated to be $2.585 million on an annual basis. The calculation of this income statement adjustment is shown in attached Exhibit 1.2l.

          17. Capital stock and realty taxes associated with the increased amount of plant financed by preferred and common equity stock increased by $59.05 million. Applying the statutory rate of 1.099% to that value results in an increase in capital stock tax of $870,093 annually. The calculation of this income statement adjustment is shown in attached Exhibit 1.2m.

          18. Uncollectible accounts expense is estimated to increase by more than $1.43 million each year based on the increased revenue requirement of NewGasCo. The calculation of this income statement adjustment is shown in attached Exhibit 1.2n.


     Rate Base Adjustments

          19. Increase in Common Plant Exc IT refers to the incremental capital investment associated with new service and office buildings, warehouses, vehicles and other facilities needed to house and transport NewGasCo's employees, inventories, and operations that would be needed as a result of divestiture. The amount of this rate base adjustment is $14.142 million. These applicable rate base values are set forth at attached Exhibit 1.2i, page 1 ($73,688,905 - $59,547,000 = $14,142,000).

               a. Effectively all buildings, vehicles, and facilities located outside Philadelphia are shared in common between the gas and electric operations. To determine NewGasCo's costs for these items, it was assumed that NewGasCo would require facilities at locations similar to the existing PECO common plant located outside Philadelphia. Next, it was assumed that NewGasCo would construct rather than lease those facilities. Rather than determine the square footage needed to determine the replacement cost of the facilities, the replacement value of PECO's existing common facilities was determined and then apportioned to NewGasCo based on an appropriate measure (such as the relative number of employees or customers). The total plant arising from this figure was then compared to the existing allocation of common plant to the gas operations to determine the incremental capital investment in buildings, vehicles and other related facilities (office furniture, etc.)

               b. NewGasCo would need to construct or lease buildings and associated garages and parking areas for their field operations. PECO currently has two gas operating regions, each covering a two-county area (BucksMont and DelChester). Each of these regions have several buildings to house customer service, operations, and other field personnel serving executive, managerial, supervisory and technical professional, as well as non-exempt functions.

               c. Currently, two facilities are dedicated entirely to the gas operations, the LNG facility at West Conshohocken and the separate Propane-Air Facilities located in Chester, Pennsylvania and house the Gas Supply and Transportation group. All other facilities and vehicles are shared with PECO's electric operations, with a large percentage of corporate A&G personnel being housed in PECO's main headquarters in Philadelphia. Accordingly, NewGasCo would have to construct, purchase or lease new facilities and vehicles adequate for its employees, field, customer service, and corporate operations.

               d. NewGasCo would have to construct a Call Center, involving physical space and furniture.

               e. Corporate Offices would also be required for NewGasCo,
                  including furniture. For the purpose of this study, it was conservatively assumed that corporate personnel would be absorbed into the service buildings constructed for NewGasCo rather than construct a singular centralized headquarters building. Practically, however, it would be reasonable to assume that NewGasCo would need to centrally house its corporate personnel to operate efficiently. The cost of that central location has not been included in this estimate.

          20. Reduction in Book Reserve refers to the loss as a result of divestiture of the book depreciation reserve which has accumulated for PECO's existing common plan facilities. Book depreciation reserve offset the original cost value of plant, resulting in a lower net plant cost for rate base purposes. Loss of the accumulated reserve benefit of being part of the combined PECO utility operations increases therefore, increases rate base in the amount of $5.017 million. See
                    Exhibit 1.2i and j.

               21. Aside from increased Labor Costs, the incremental cost associated with Information Technology represents the single greatest cost increase caused by the divestiture. These additional costs are shown in attached Exhibit 1.2j

                    a. PECO's IT department provided the cost of new and modified IT systems, operating and maintaining NewGasCo's information systems on a stand-alone basis. The increase in IT plant was estimated conservatively at $86.8 million. Depreciation expense increased by $11.9 million annually. O&M expense increased by $11.7 million annually. All of these costs would be necessary to enable NewGasCo to function on a stand-alone basis without support from PECO's common IT system. See,
                        Exhibit 1.2j.

                    b. The largest cost driver for the incremental IT plant costs ($20 million) would be incurred to extract and convert all existing gas related information into new data formats and storages. Following suit, costs to detach and build new Radio Dispatch ($18 million), CIS ($10 million), PAC ($5 million), Passport ($3.5 million), Enterprise ($6.4 million), and Mainframe ($2 million) assets and applications added substantially to the overall incremental cost levels. Significant plant cost increases would occur throughout almost every aspect of the entire operation.

                    c. The largest cost drivers for the incremental O&M expense would be incurred in the areas of Mainframe and 3Tier processing ($7.125 million) and Enterprise Applications ($1.0 million). As with IT plant, significant operating cost increases would occur throughout almost every aspect of the entire operation.

                    d. No effort was made to calculate the increased telephone expense associated with the larger number of employees, although this cost increase would be significant.

                    e. No effort was made to calculate the increase rate base effect associated with the loss of book depreciation reserve resulting from the divestiture similar to the increased rate base impact of the rate base adjustment for Reduction in Reserve Excl IT. See No. 19 above. As with the adjustment in No. 19 above, the impact would be substantial.

D.   Capital Costs

The capital costs estimated for NewGasCo reflect the capital structure and debt financing currently embedded in PECO's balance sheet. The cost of common equity for NewGasCo of 10.70% reflects the level permitted in recent public utility commission decisions.

While it is likely that as a smaller stand-alone company, NewGasCo's cost of debt will exceed that of PECO as the buying power associated with the larger PECO enterprise will be lost and NewGasCo would not be able to participate in the lower cost markets in which PECO currently participates, this increased cost was not measured.

E.   Additional Lost Economies

In addition to the economic losses measured above, NewGasCo would experience economic losses related to its inability to share in the economic efficiency
gains to be derived in connection with PECO's merger with Unicom.   These gains
would come in the form of reductions to the level of corporate A&G, customer service, purchasing, information technology and other overhead costs which are likely to accrue as a result of the merger. These cost reductions are currently estimated in the $100-180 million range over the first three years of the merger, with approximately 55% of those savings being experienced in regulated gas and electric transmission and distribution operations. While the gas business is relatively small in comparison to the electric side, the cost savings for gas operations would be significant. Finally, the cost of NewGasCo customers now being required to pay two bills rather than one is not insubstantial, at $1,643,000 (415,000 customers x 12 bills per year x $0.33 stamp per bill).

F.   Total Lost Economies

Measurable operating and capital cost increases for a stand-alone NewGasCo approach $72.901 million based on an analysis that extracts PECO's existing gas operations from its overall corporate structure. Recovering those lost economies from customer in a general rate request proceeding would also involve a request for additional income taxes and other costs associated with the increased cost of capital and capital financing requirements of the new business. Total increased revenue requirements that would have to be recovered from NewGasCo's customers are estimated at approximately $123 million. Other lost economies would accrue to customers as a result of paying two utilities bills instead of one, providing meter reading access to two utilities rather than one, and dealing with two utility call centers rather than one for service related matters; the increased cost here has been measured only in terms of increased postage, at $1,643,000. The measured value of lost economies associated with a divestiture of PECO's gas operations from PECO Energy Company does not include significant lost future economies resulting from the PECO-Unicom merger.


VI.  PECO-Electric Overview

     Lost economies will also accrue for PECO's electric operations and customers as a result of a gas divestiture. Pre-divestiture cost synergy (cost sharing and purchasing economies) implicit in the every day business operations of almost every facet of the combination utility will be lost. See Exhibit 1.6. For example, PECO's cost of providing regulated electric service will increase in many areas, including the following:

     A. Increased outside services costs in the form of higher auditing expense, etc. ($75,000).

     B.   Increased Board of Director's Fees ($42,000).

     C. Increase in shareholder's services expenses due to loss of cost sharing with gas operations ($187,000).

     D. Increased depreciation expense due to the loss of common plant sharing with the gas operations ($935,000).

     E. Increased postage expense due to the loss of shared costs with the gas operations ($528,000).

     F. Related rate base increased caused by the loss of sharing with gas operations ($81,040).

     The revenue requirement impact on the electric business for just these items would be $6,950. PECO does not consider the lost economies related to electric operations to result from a full and complete analysis and believes that such lost economies would be far greater. PECO offers the above analysis simply to provide examples of the types of lost economies that would occur as a result of forced divestiture of its gas operations.

                                   EXHIBIT I
                                   ---------

                               TABLE OF CONTENTS
                               -----------------

               Analysis for a Gas Stand Alone Company              Page
                                                                   ----
1.1 Income Statement for Gas Stand Alone Company                     1

1.2 Expense and Ratebase Adjustments for Gas Stand Alone Company     4

1.3 Organizational Structure for Gas Stand Alone Company            21

1.4 Current Payroll Analysis for PECO Energy Company                30

1.5 Employee Comparisons with Other Gas Utilities                   31

1.6 Effect on Electric Operations                                   32

                                 Exhibit 1.1                                   1
                                 -----------                                   -

                              PECO Energy Company
                                Gas Operations
                        Year Ending December 31, 1998
                                  (Thousand$)

                                                                                                               Adjusted
                                                              Actual     Adjustments                 Required    with
                                                            From Dec98       for       Adjusted to     Rate      Rate
                                                               PAPUC     Stand Alone   Stand Alone   Increase  Increase
                                                               -----     -----------   -----------   --------  --------
                                                              Quart Rep
                                                              --------
Operating Revenues                                            $399,642     $       0     $ 399,642   $120,998  $520,640
------------------

Expenses
--------
               O&M Expense                                    $271,077     $  58,713     $ 329,790             $329,790
               Annual Depreciation                            $ 31,708     $  13,295     $  45,003             $ 45,003
               Taxes-
               Other than Income                              $ 20,480     $     870     $  21,350   $      0  $ 21,350
                                                              --------   -----------     ---------   --------  --------

Total Operating Revenue Deductions                            $323,265     $  72,878     $ 396,143   $      0  $396,143
----------------------------------                            --------   -----------     ---------   --------  --------

Gross Gas Income                                              $ 76,377      ($72,878)    $   3,499   $120,998  $124,497
----------------

Federal /State Income Taxes                                   $ 17,871      ($33,586)     ($15,715)  $ 50,207  $ 34,492
                                                              --------   -----------     ---------   --------  --------

Net Gas Income                                                $ 58,506      ($39,292)    $  19,214   $ 70,791  $ 90,005
--------------


Ratebase                                                      $839,135     $ 100,866     $ 940,001             $940,001
--------
Return on Ratebase                                                6.97%                       2.04%                9.58%
------------------
Return On Equity Ratebase                                         5.03%                      -5.70%               10.70%
-------------------------

Income Tax Rate=             41.494%  Gross Receipts Tax Rate=                  0.00%

Annual Effect of Lost Economies on Shareholders
-----------------------------------------------

Lost Economies                                                $ 72,878
-------------                                                    18.24%
               As a % of Revenues
               As a % of Operating Revenue
                Deductions                                       22.54%
               As a % of Gross Income                            95.42%
               As a % of Net Income                             124.57%
In the Absence of Rate Relief
-----------------------------
               Return on Ratebase                                 2.04%
               Return on Net Plant                                1.49%

Annual Effect of Lost Economies on Customers
--------------------------------------------

Pre Spin-off                $399,642
Post Spin-off               $520,640
Dollar Increase             $120,998
Percent Increase               30.28%

                              Exhibit 1.1, page 2
                              -------------------

                               GASRATEBASE DATA
                               ----------------
                                  (Thousand$)


Actual From December 31, 1998 Gas Quarterly Report
---------------------------------------------------

                                                                         Stand Alone
Ratebase                                     Actual        Adjustment      Ratebase
--------                                     ------        ----------      --------
Gas Plant                                   $1,131,996                    $1,131,996
Common Plant/Information Tech.              $   59,547       $100,919     $  160,466
                                            ----------       --------     ----------

Total Plant                                 $1,191,543       $100,919     $1,292,462

Gas Reserve                                 $  287,046                    $  287,046
Alloc. Common Reserve incl Information      $   19,247        ($5,017)    $   14,230
 Tech.                                                                    ----------

Total Reserve                               $  306,293        ($5,017)    $  301,276
                                            ----------       --------     ----------

Net Plant                                   $  885,250       $105,936     $  991,186

Materials and Supplies                      $   42,732                    $   42,732
Cash Working Capital                        $   13,494                    $   13,494
                                            ----------                    ----------

Total Additions                             $   56,226       $      0     $   56,226

Acc. Def Taxes-Lib Depn                     $  101,179       $  5,070     $  106,249
Customer Deposits                           $      393                    $      393
Customer Advances                           $    2,204                    $    2,204
CIAC                                           ($1,435)                      ($1,435)
                                            ----------                    ----------

Total Deductions                            $  102,341       $  5,070     $  107,411

RATEBASE                                    $  839,135       $100,866     $  940,001

                              Exhibit 1.1, page 3
                              -------------------

Warehouse Data Allocation
-------------------------
Report to PUC for 1998

Electric Customers      1,494,356         78.25%
Gas Customers             415,437         21.75%
                        ---------         ------

Total                   1,909,793        100.00%


Common Plant Allocation-Service Buildings, Centers
--------------------------------------------------
Report to PUC for 1998

Gas Customers                           415,437          31.03%
Electric Customers
    Excl Philadelphia                   923,584          68.97%
                                      ---------         -------

Total                                 1,339,021         100.00%

Common Plant-Transportation Center
----------------------------------
Based on Employees

Current=                                  7,029
Gas Stand Alone=                          1,031          14.67%

Common Call Center and Software
-------------------------------
Based on Customers

Gas                                     415,437          27.80%

Total(No Double Count)                1,494,356

                                  Exhibit 1.2
                                  -----------

                         Income Statement and Ratebase
                   Adjustments Based on 1998 Gas Operations
                   ----------------------------------------
                                  (Thousand$)


Income Statement                                                                                                  0.41494
----------------                                                                                                   Income
Adjustments                                                           Rate Base      Revenues       Expenses       Taxes
-----------                                                           ---------      --------       --------       -----
I. Increase in Payroll Expenses                                                                     $27,541       ($11,428)
II. Increase in Benefits                                                                            $ 9,565        ($3,969)
III. Increase in External Audit Fees                                                                $ 1,041          ($432)
IV. Increase in Insurance Expense                                                                   $   217           ($90)
V. Increase in Board of Director's Fees                                                             $   582          ($241)
VI. Increase in Corporate Vehicles Expenses                                                         $    32           ($13)
VII. Amortization of Transition Costs                                                               $   567          ($235)
VIII. Increase in Meter Reading Expenses                                                            $ 2,868        ($1,190)
IX. Increase in Postage Expenses                                                                    $   603          ($250)
X. Increase in Book Depreciation Expense Excl Information Technology (IT)                           $ 1,420
XI. Reduction in Taxes from Increase in Tax Depreciation Excl IT                                                     ($917)
XII. Increase in Deferred Taxes from Depreciation Expense Excl IT                                                $   1,235
XIII. Increase in Information Technology Expenses (IT)                                              $11,682        ($4,847)
XIV. Increase in IT Book Depreciation                                                               $11,875
XV. Reduction in Income Taxes From IT Tax Depreciation                                                             ($7,281)
XVI. Increase in IT Deferred Taxes from Tax Depn                                                                 $   6,074
XVII. Tax Savings on Ratebase Interest Adjustment                                                                  ($7,976)
XIII. Increase in Shareholder Services Expenses                                                     $ 2,585        ($1,073)
XIX. Increase in Capital Stock and Realty Taxes                                                     $   870          ($361)
XX. Increase in Uncollectible Accounts Expense                                                      $ 1,430          ($593)
                                                                                                    -------      ---------

Total                                                                                      $0       $72,878       ($33,586)

Ratebase Adjustments
----------------------
I. Increase in Common Plant Excl IT                                   $ 14,142
II. Increase in Accumulated Deferred Taxes Excl IT                     ($1,004)
III. Reduction in Reserve Incl IT                                     $  5,017
IV. Increase in IT Plant                                              $ 86,777
V. Increase in IT Accumulated Deferred Taxes                          $  6,074
                                                                      --------

Total                                                                 $100,866



                                 Exhibit 1.2a
                                 ------------

Salaries and Benefits From Additional Employees
-----------------------------------------------

Combination Employees                                                    582  Stand Alone Employees=                  1031
Increase in Employes in Stand Alone                                                                   449
Average Salary in 1998=                                                                       $    63,868
                                  For Gas Stand Alone        Gas Stand Alone       Average Salaries         Total Salaries
                                  -------------------------  ---------------  ---------------------------   --------------
Salaries                          Executive                               13                  $   130,000      $ 1,690,000
                                  Managerial/Pofessional                 403                  $    80,000      $32,240,000
                                  Non-Exempt                             615                  $    50,000      $30,750,000
                                                                        ----                                   -----------
                                                                        1031                                   $64,680,000

                                  Actual 1998 Gas Salaries=                                                    $37,138,761


Increase in Salaries                                                                          $27,541,239
Benefits Loader at                                                                                  34.73%

Increase in Benefits                                                                          $ 9,565,072
                                                                                              -----------

Increase in Salaries and Benefits                                                             $37,106,312

                                 Exhibit 1.2b
                                 ------------

                                                     Stand     Allocated   Increase for
                                                     Alone     Actual Gas  Stand Alone
                                                   ----------  ----------  ------------
External Audit Fees
-------------------
Audit                                              $  456,185  $   30,834  $    425,351
Acct Serv                                          $  660,000  $   44,610  $    615,390
                                                   ----------  ----------  ------------
Total                                              $1,116,185  $   75,443  $  1,040,742
Basis 923 acct Outside Services employed
----------------------------------------
electric=                             $29,258,641  gas=        $1,977,598   0.067590221

                                 Exhibit 1.2c
                                 ------------

                                                                                  Increase for
                                                                 Unitcost         Stand Alone
                                                                 --------         ------------
Property                          based on $M of Plant             $380             $ 38,349

General/Excess Liability/D&O                                       $398             $178,702
                                                                                    --------
                                  based on employees
                                                                                    $217,051

Combination Employees                              582    Stand Alone Employees=        1031

                                 Exhibit 1.2d
                                 ------------

Director's Fees                                      Allocated   Increase for
---------------                                      Actual Gas  Stand Alone
                                                     ----------  ------------
Number                                           11
Fee                                     $    56,728
                                        -----------
Cost                                    $   624,008     $42,177    $  581,831

Basis 923 acct Outside Services employed
----------------------------------------
electric=                               $29,258,641  gas=          $1,977,598  0.067590221

                                 Exhibit 1.2e
                                 ------------

Corporate Vehicles Allowance
----------------------------

                                  $228 per admin and general employee
Increase in Corporate Vehicles Expenses=                                                            $32,185
Current A&G Employees=                                              58  Stand Alone A&G Employess=

                                 Exhibit 1.2f
                                 ------------

Transition Costs
----------------

a. Internal/External Communications                                              $5,000,000
based on customers 1998 PUC Commission Report
Gas                                                                                 415,437
Total PECO(assume electric customers incl gas) and Unicom                         4,894,356
                                                                                 ----------

Estimate for Gas Stand alone                                                     $  424,404

b. Audit and Other Accounting Costs for separation                               $1,000,000
c. Investment Banker Fees                                                        $2,500,000
d. Legal Fees                                                                    $  750,000
e. Internal Resources to Support Divestiture                                     $  500,000
f. Human Resource Divestiture Issues, establish benefits                         $  500,000
                                                                                 ----------

                                                                                 $5,674,404
Annual Amortization ofTransition Costs over a ten year period=                   $  567,440

Assume a ten year writeoff                                                               10
--------------------------

                                 Exhibit 1.2g
                                 ------------

Meter Reading Expenses
----------------------

                                                          Year End   Stand Alone  Increase for
                                           1998           Customers    Gas Cost    Stand Alone
                                           ----           ---------    --------    -----------
Electric                                $15,477,122       1,494,356
Gas                                     $ 1,987,054         415,437   $4,855,111    $2,868,057
                                        -----------

Total                                   $17,464,176

Allocation based on gas customer/total customer on total meter reading expense

                                 Exhibit 1.2h
                                 ------------

Postage Expense on Customer Bills
---------------------------------

Presorted First Class                                                                      0.23
Cumul. 1998 Customers                                                                 4,918,296   avg PUC Report x 12
                                                                                    -----------

Stand Alone Estimated Postage Expense
for Gas Bills                                                                       $ 1,131,208

Cumulative Customers in 1998                                                         17,866,980   avg PUC Report x 12
Presorted First Class                                                                      0.23
                                                                                    -----------
Estimated 1998 Postage for Bills                                                    $ 4,109,405

Postage is in 903, 1903 Acct-Customer Records and Collection Expenses
1998 Value for Electric                                $62,050,945                        87.14%                   $3,580,929
1998 Value for Gas                                     $ 9,157,514                        12.86%                   $  528,476
                                                       -----------                  -----------                    ----------
Total                                                  $71,208,459                       100.00%                   $4,109,405

Increase in Postage Expense for                                                     $ 1,131,208
Stand Alone Gas Bills                                        less:                  $   528,476
                                                                                    -----------
                                                               Net                  $   602,732

                                 Exhibit 1.2i
                                 ------------
           PECO Energy Distribution (PED) Common Plant, Depreciation
           ---------------------------------------------------------
                    and Deferred Taxes at December 31, 1998
                    ---------------------------------------

Replacement Calculated                       Actual to Gas
----------------------                       -------------
Reserve                       $ 2,355,184    $19,247,000
Orig Cost Plant               $73,688,905    $59,547,000
Annual Book Depr              $ 2,355,184    $   935,000
First Year Tax Savings        $ 1,472,769    $   555,605
First Year Deferred Taxes     $ 1,242,271    $     7,000
Accum Def Taxes               $ 1,242,271    $ 2,246,000

                                                                                                                          Cost
                                                                                                                       Escalation
FERC      Plant Acct     Designation    Description                                                     Value            Factor
------    ----------     ----------     -----------                                                     -----            ------
4303.0       106         601            GIS                                     $   764,045.00      $    764,045                 1
4303.0       106         601            RISE                                    $ 1,708,684.29      $  1,708,684                 1
4303.0       106         601            RISE                                    $ 7,214,735.77      $  7,214,736                 1
4303.0       106         601            Work Mgt                                $ 6,001,370.22      $  6,001,370                 1
4389.0       101         0397           Perkiomen Serv Ctr                      $     6,667.23      $      6,667        2.43028565
4389.1       101         0357           Ardmore Serv Bldg                       $   242,668.43      $    242,668        2.43028565
4389.1       101         0389           Ardmore Serv Bldg Parking Lot           $    42,219.61      $     42,220        2.43028565
4389.1       101         0328           Bryn Mawr Storage Yard                  $     8,271.29      $      8,271        2.43028565
4389.1       101         0370           Central Storehouse                      $    11,420.08      $     11,420        2.43028565
4389.1       101         0330           Chester Serv Bldg                       $    19,878.66      $     19,879        2.43028565
4389.1       101         0334           Crosby Parking Lot                      $    36,816.44      $     36,816        2.43028565
4389.1       101         0353           Doylestown Serv Bldg                    $    61,320.78      $     61,321        2.43028565
4389.1       101         0396           Kennett Square Trouble station          $       164.01      $        164        2.43028565
4389.1       101         0380           Morton Serv Bldg                        $    76,956.21      $     76,956        2.43028565
4389.1       101         0343           Morton Storage Yard                     $     2,022.72      $      2,023        2.43028565
4389.1       101         0351           North wales Serv Bldg                   $    25,738.68      $     25,739        2.43028565
4389.1       101         0356           Oreland Serv Bldg                       $    10,847.54      $     10,848        2.43028565
4389.1       101         0345           Phoenixville Serv Bldg                  $    17,556.24      $     17,556        2.43028565
4389.1       101         0337           Planebrook Service Ctr Replacement      $    38,300.35      $     38,300        2.43028565
4389.1       101         0346           Pottstown Serv Bldg                     $    12,242.37      $     12,242        2.43028565
4389.1       101         0355           Transportation Ctr                      $   182,076.73      $    182,077        2.43028565
4389.1       101         0339           Valley Forge Radio Substation           $    30,841.89      $     30,842        2.43028565
4389.1       101         0352           Warminster Serv Bldg                    $   246,712.23      $    246,712        2.43028565
4389.1       101         0358           Wayne Storage Yard                      $     1,800.07      $      1,800        2.43028565
4389.1       101         0359           West Chester Serv Bldg                  $   706,472.31      $    706,472        2.43028565
4389.1       101         0388           West Grove Serv Bldg                    $    12,103.38      $     12,103        2.43028565
4389.1       106         0390           Delaware County Serv Ctr                $ 4,251,939.75      $  4,251,940        2.43028565
4389.2       101         0355           Transportation Ctr                      $     4,088.40      $      4,088        2.43028565
4389.2       101         0339           Valley Forge Radio Substation           $     1,285.08      $      1,285        2.43028565
4389.2       101         0358           Wayne Storage Yard                      $       100.00      $        100        2.43028565
4390.0       106         601            Christian Street Service Building       $   292,600.30      $    292,600        2.43028565
4390.0       106         601            DMACS - 1                               $   193,971.41      $    193,971        2.43028565
4390.0       106         503            MOB Call Center construction            $ 4,677,874.05      $  4,677,874        2.43028565
4390.0       106         601            Replacement of Gas Heaters              $   164,371.02      $    164,371        2.43028565
4390.0       106         601            Transportation                          $       700.22      $        700        2.43028565
4390.0       101         0357           Ardmore Serv Bldg                       $ 2,856,593.06      $  2,856,593        2.43028565
4390.0       101         0389           Ardmore Serv Bldg Parking Lot           $   109,581.54      $    109,582        2.43028565
4390.0       101         0328           Bryn Mawr Storage Yard                  $    10,070.34      $     10,070        2.43028565
4390.0       101         0370           Central Storehouse                      $ 3,808,078.18      $  3,808,078        2.43028565
4390.0       101         0330           Chester Serv Bldg                       $   755,417.34      $    755,417        2.43028565
4390.0       101         0392           Concord Reporting Trailer               $    36,230.03      $     36,230        2.43028565
4390.0       101         0353           Doylestown Serv Bldg                    $   427,506.62      $    427,507        2.43028565
4390.0       101         0391           Emilie Service Ctr                      $     2,782.50      $      2,783        2.43028565
4390.0       101         0376           General Meter Shop                      $   793,831.91      $    793,832        2.43028565
4390.0       101         0396           Kennett Square Trouble station          $    10,976.12      $     10,976        2.43028565
4390.0       101         0380           Morton Serv Bldg                        $ 2,339,523.04      $  2,339,523        2.43028565
4390.0       101         0343           Morton Storage Yard                     $     2,782.52      $      2,783        2.43028565
4390.0       101         0351           North wales Serv Bldg                   $   946,750.58      $    946,751        2.43028565
4390.0       101         0349           OHT Bldg                                $    11,729.63      $     11,730        2.43028565
4390.0       101         0356           Oreland Serv Bldg                       $   462,023.73      $    462,024        2.43028565
4390.0       101         0397           Perkiomen Serv Ctr                      $   535,326.62      $    535,327        2.43028565
4390.0       101         0345           Phoenixville Serv Bldg                  $   920,055.95      $    920,056        2.43028565
4390.0       101         0337           Planebrook Service Ctr Replacement      $ 6,470,833.45      $  6,470,833        2.43028565
4390.0       101         0329           Plymouth Sub Training Yard              $   933,409.60      $    933,410        2.43028565
4390.0       101         0346           Pottstown Serv Bldg                     $   190,666.56      $    190,667        2.43028565
4390.0       101         0355           Transportation Ctr                      $ 5,054,593.55      $  5,054,594        2.43028565
4390.0       101         0352           Warminster Serv Bldg                    $ 7,685,916.96      $  7,685,917        2.43028565
4390.0       101         0358           Wayne Storage Yard                      $     1,061.52      $      1,062        2.43028565
4390.0       101         0359           West Chester Serv Bldg                  $ 2,096,981.67      $  2,096,982        2.43028565
4390.0       101         0629           West Conshohocken Gas Plant             $   938,798.01      $    938,798        2.43028565
4390.0       101         0388           West Grove Serv Bldg                    $   819,292.25      $    819,292        2.43028565
4390.0       106         0357           Ardmore Serv Bldg                       $   176,977.06      $    176,977        2.43028565
4390.0       106         0370           Central Storehouse                      $   451,303.31      $    451,303        2.43028565
4390.0       106         0330           Chester Serv Bldg                       $    10,768.00      $     10,768        2.43028565
4390.0       106         0373           Christian Street Serv Bldg              $   856,904.26      $    856,904        2.43028565
4390.0       106         0390           Delaware County Serv Ctr                $ 7,139,064.88      $  7,139,065        2.43028565
4390.0       106         0353           Doylestown Serv Bldg                    $     9,154.71      $      9,155        2.43028565
4390.0       106         0045           Eastern div                             $    17,481.65      $     17,482        2.43028565
4390.0       106         0391           Emilie Service Ctr                      $ 2,200,860.19      $  2,200,860        2.43028565
4390.0       106         0376           General Meter Shop                      $    95,214.39      $     95,214        2.43028565
4390.0       106         0321           Luzerne Serv Bldg                       $     2,669.00      $      2,669        2.43028565
4390.0       106         0380           Morton Serv Bldg                        $17,850,189.75      $ 17,850,190        2.43028565
4390.0       106         0345           Phoenixville Serv Bldg                  $     5,247.50      $      5,248        2.43028565
4390.0       106         0337           Planebrook Service Ctr Replacement      $ 5,944,299.74      $  5,944,300        2.43028565
4390.0       106         0355           Transportation Ctr                      $   115,728.80      $    115,729        2.43028565
4390.0       106         4720           Tully Substation                        $     5,213.00      $      5,213        2.43028565
4390.0       106         0352           Warminster Serv Bldg                    $   789,446.86      $    789,447        2.43028565

                                                                                       0.41494        0.35        Allocation
                Repacement        Book         Annual         Tax       First Year      Income     First Year       to Gas
                   Cost        Depreciation      Book     Depreciation     Tax           Tax        Deferred        Stand
FERC              Value           Rate       Depreciation    Rate      Depreciation    Savings       Taxes          Alone
------            -----           ----       ------------    ----      ------------    -------       -----          -----
                                                                                                                    27.80%
4303.0      $    764,045.00         0.1143   $    87,330          0.2   $   152,809   $   63,407   $   53,483       27.80%
4303.0      $  1,708,684.29         0.1143   $   195,303          0.2   $   341,737   $  141,800   $  119,608       27.80%
4303.0      $  7,214,735.77         0.1143   $   824,644          0.2   $ 1,442,947   $  598,736   $  505,031       27.80%
4303.0      $  6,001,370.22         0.1143   $   685,957          0.2   $ 1,200,274   $  498,042   $  420,096       31.03%
4389.0      $     16,203.27              0   $         0            0   $         0   $        0   $        0       31.03%
4389.1      $    589,753.60              0   $         0            0   $         0   $        0   $        0       31.03%
4389.1      $    102,605.71              0   $         0            0   $         0   $        0   $        0       21.75%
4389.1      $     20,101.60              0   $         0            0   $         0   $        0   $        0       21.75%
4389.1      $     27,754.06              0   $         0            0   $         0   $        0   $        0       31.03%
4389.1      $     48,310.82              0   $         0            0   $         0   $        0   $        0       31.03%
4389.1      $     89,474.47              0   $         0            0   $         0   $        0   $        0       31.03%
4389.1      $    149,027.01              0   $         0            0   $         0   $        0   $        0       31.03%
4389.1      $        398.59              0   $         0            0   $         0   $        0   $        0       31.03%
4389.1      $    187,025.57              0   $         0            0   $         0   $        0   $        0       21.75%
4389.1      $      4,915.79              0   $         0            0   $         0   $        0   $        0       31.03%
4389.1      $     62,552.34              0   $         0            0   $         0   $        0   $        0       31.03%
4389.1      $     26,362.62              0   $         0            0   $         0   $        0   $        0       31.03%
4389.1      $     42,666.68              0   $         0            0   $         0   $        0   $        0       31.03%
4389.1      $     93,080.79              0   $         0            0   $         0   $        0   $        0       31.03%
4389.1      $     29,752.46              0   $         0            0   $         0   $        0   $        0       14.67%
4389.1      $    442,498.46              0   $         0            0   $         0   $        0   $        0        0.00%
4389.1      $     74,954.60              0   $         0            0   $         0   $        0   $        0       31.03%
4389.1      $    599,581.19              0   $         0            0   $         0   $        0   $        0       21.75%
4389.1      $      4,374.68              0   $         0            0   $         0   $        0   $        0       31.03%
4389.1      $  1,716,929.52              0   $         0            0   $         0   $        0   $        0       31.03%
4389.1      $     29,414.67              0   $         0            0   $         0   $        0   $        0       31.03%
4389.1      $ 10,333,428.17              0   $         0            0   $         0   $        0   $        0       14.67%
4389.2      $      9,935.98              0   $         0            0   $         0   $        0   $        0
4389.2      $      3,123.11              0   $         0            0   $         0   $        0   $        0       21.75%
4389.2      $        243.03              0   $         0            0   $         0   $        0   $        0
4390.0      $    711,102.31     0.01967026   $    13,988   0.01587302   $    11,287   $    4,683   $    3,950
4390.0      $    471,405.93     0.01967026   $     9,273   0.01587302   $     7,483   $    3,105   $    2,619        0.00%
4390.0      $ 11,368,570.18     0.01967026   $   223,623   0.01587302   $   180,453   $   74,877   $   63,159       00.00%
4390.0      $    399,468.53     0.01967026   $     7,858   0.01587302   $     6,341   $    2,631   $    2,219       14.67%
4390.0      $      1,701.73     0.01967026   $        33   0.01587302   $        27   $       11   $        9       31.03%
4390.0      $  6,942,337.13     0.01967026   $   136,558   0.01587302   $   110,196   $   45,725   $   38,569       31.03%
4390.0      $    266,314.44     0.01967026   $     5,238   0.01587302   $     4,227   $    1,754   $    1,479       21.75%
4390.0      $     24,473.80     0.01967026   $       481   0.01587302   $       388   $      161   $      136       21.75%
4390.0      $  9,254,717.76     0.01967026   $   182,043   0.01587302   $   146,900   $   60,955   $   51,415       31.03%
4390.0      $  1,835,879.92     0.01967026   $    36,112   0.01587302   $    29,141   $   12,092   $   10,199       31.03%
4390.0      $     88,049.32     0.01967026   $     1,732   0.01587302   $     1,398   $      580   $      489       31.03%
4390.0      $  1,038,963.20     0.01967026   $    20,437   0.01587302   $    16,491   $    6,843   $    5,772       31.03%
4390.0      $      6,762.27     0.01967026   $       133   0.01587302   $       107   $       44   $       37       31.03%
4390.0      $  1,929,238.30     0.01967026   $    37,949   0.01587302   $    30,623   $   12,707   $   10,718       31.03%
4390.0      $     26,675.11     0.01967026   $       525   0.01587302   $       423   $      176   $      148       31.03%
4390.0      $  5,685,709.28     0.01967026   $   111,839   0.01587302   $    90,249   $   37,448   $   31,587       21.75%
4390.0      $      6,762.32     0.01967026   $       133   0.01587302   $       107   $       44   $       37       31.03%
4390.0      $  2,300,874.35     0.01967026   $    45,259   0.01587302   $    36,522   $   15,154   $   12,783
4390.0      $     28,506.35     0.01967026   $       561   0.01587302   $       452   $      188   $      158       31.03%
4390.0      $  1,122,849.64     0.01967026   $    22,087   0.01587302   $    17,823   $    7,395   $    6,238       31.03%
4390.0      $  1,300,996.60     0.01967026   $    25,591   0.01587302   $    20,651   $    8,569   $    7,228       31.03%
4390.0      $  2,235,998.77     0.01967026   $    43,983   0.01587302   $    35,492   $   14,727   $   12,422       31.03%
4390.0      $ 15,725,973.69     0.01967026   $   309,334   0.01587302   $   249,619   $  103,577   $   87,367       21.75%
4390.0      $  2,268,451.96     0.01967026   $    44,621   0.01587302   $    36,007   $   14,941   $   12,602       31.03%
4390.0      $    463,374.20     0.01967026   $     9,115   0.01587302   $     7,355   $    3,052   $    2,574       14.67%
4390.0      $ 12,284,106.18     0.01967026   $   241,632   0.01587302   $   194,986   $   80,907   $   68,245       31.03%
4390.0      $ 18,678,973.71     0.01967026   $   367,420   0.01587302   $   296,492   $  123,026   $  103,772       21.75%
4390.0      $      2,579.80     0.01967026   $        51   0.01587302   $        41   $       17   $       14       31.03%
4390.0      $  5,096,264.46     0.01967026   $   100,245   0.01587302   $    80,893   $   33,566   $   28,313       00.00%
4390.0      $  2,281,547.33     0.01967026   $    44,879   0.01587302   $    36,215   $   15,027   $   12,675       31.03%
4390.0      $  1,991,114.20     0.01967026   $    39,166   0.01587302   $    31,605   $   13,114   $   11,062       31.03%
4390.0      $    430,104.81     0.01967026   $     8,460   0.01587302   $     6,827   $    2,833   $    2,389       21.75%
4390.0      $  1,096,795.96     0.01967026   $    21,574   0.01587302   $    17,409   $    7,224   $    6,093       31.03%
4390.0      $     26,169.32     0.01967026   $       515   0.01587302   $       415   $      172   $      145
4390.0      $  2,082,522.13     0.01967026   $    40,964   0.01587302   $    33,056   $   13,716   $   11,570       31.03%
4390.0      $ 17,349,966.94     0.01967026   $   341,278   0.01587302   $   275,396   $  114,273   $   96,389       31.03%
4390.0      $     22,248.56     0.01967026   $       438   0.01587302   $       353   $      146   $      124       31.03%
4390.0      $     42,485.40     0.01967026   $       836   0.01587302   $       674   $      280   $      236       31.03%
4390.0      $  5,348,718.94     0.01967026   $   105,211   0.01587302   $    84,900   $   35,228   $   29,715       31.03%
4390.0      $    231,398.17     0.01967026   $     4,552   0.01587302   $     3,673   $    1,524   $    1,286
4390.0      $      6,486.43     0.01967026   $       128   0.01587302   $       103   $       43   $       36       31.03%
4390.0      $ 43,381,060.03     0.01967026   $   853,317   0.01587302   $   688,588   $  285,723   $  241,006       31.03%
4390.0      $     12,752.92     0.01967026   $       251   0.01587302   $       202   $       84   $       71       31.03%
4390.0      $ 14,446,346.37     0.01967026   $   284,163   0.01587302   $   229,307   $   95,149   $   80,257       14.67%
4390.0      $    281,254.04     0.01967026   $     5,532   0.01587302   $     4,464   $    1,852   $    1,562
4390.0      $     12,669.08     0.01967026   $       249   0.01587302   $       201   $       83   $       70       31.03%
4390.0      $  1,918,581.38     0.01967026   $    37,739   0.01587302   $    30,454   $   12,637   $   10,659

               (From Replaced and Allocated PED Common Plant)
              -----------------------------------------------
              Gas Stand     Gas Stand    Gas Stand  Gas Stand
                Alone         Alone        Alone      Alone
              Original       Annual        Income   First Year
                Cost          Book          Tax      Deferred
FERC            Plant     Depreciation    Savings     Taxes
------
4303.0      $   212,408    $   24,278    $   17,627  $  14,868
4303.0      $   475,021    $   54,295    $   39,421  $  33,252
4303.0      $ 2,005,726    $  229,254    $  166,451  $ 140,401
4303.0      $ 1,668,405    $  190,699    $  138,458  $ 116,788
4389.0      $     5,027    $        0    $        0  $       0
4389.1      $   182,974    $        0    $        0  $       0
4389.1      $    31,834    $        0    $        0  $       0
4389.1      $     4,373    $        0    $        0  $       0
4389.1      $     6,037    $        0    $        0  $       0
4389.1      $    14,989    $        0    $        0  $       0
4389.1      $    27,760    $        0    $        0  $       0
4389.1      $    46,236    $        0    $        0  $       0
4389.1      $       124    $        0    $        0  $       0
4389.1      $    58,025    $        0    $        0  $       0
4389.1      $     1,069    $        0    $        0  $       0
4389.1      $    19,407    $        0    $        0  $       0
4389.1      $     8,179    $        0    $        0  $       0
4389.1      $    13,238    $        0    $        0  $       0
4389.1      $    28,879    $        0    $        0  $       0
4389.1      $     9,231    $        0    $        0  $       0
4389.1      $    64,907    $        0    $        0  $       0
4389.1      $         0    $        0    $        0  $       0
4389.1      $   186,023    $        0    $        0  $       0
4389.1      $       952    $        0    $        0  $       0
4389.1      $   532,685    $        0    $        0  $       0
4389.1      $     9,126    $        0    $        0  $       0
4389.1      $ 3,205,990    $        0    $        0  $       0
4389.2      $     1,457    $        0    $        0  $       0
4389.2      $         0    $        0    $        0  $       0
4389.2      $        53    $        0    $        0  $       0
4390.0      $         0    $        0    $        0  $       0
4390.0      $         0    $        0    $        0  $       0
4390.0      $         0    $        0    $        0  $       0
4390.0      $   399,469    $    7,858    $    2,631  $   2,219
4390.0      $       250    $        5    $        2  $       1
4390.0      $ 2,153,890    $   42,368    $   14,186  $  11,966
4390.0      $    82,625    $    1,625    $      544  $     459
4390.0      $     5,324    $      105    $       35  $      30
4390.0      $ 2,013,177    $   39,600    $   13,260  $  11,184
4390.0      $   569,590    $   11,204    $    3,752  $   3,164
4390.0      $    27,318    $      537    $      180  $     152
4390.0      $   322,343    $    6,341    $    2,123  $   1,791
4390.0      $     2,098    $       41    $       14  $      11
4390.0      $   598,554    $   11,774    $    3,942  $   3,325
4390.0      $     8,276    $      163    $       55  $      46
4390.0      $ 1,764,016    $   34,699    $   11,618  $   9,800
4390.0      $     1,471    $       29    $       10  $       8
4390.0      $   713,856    $   14,042    $    4,702  $   3,966
4390.0      $         0    $        0    $        0  $       0
4390.0      $   348,369    $    6,853    $    2,294  $   1,935
4390.0      $   403,640    $    7,940    $    2,659  $   2,243
4390.0      $   693,728    $   13,646    $    4,569  $   3,854
4390.0      $ 4,879,051    $   95,972    $   32,135  $  27,106
4390.0      $   493,456    $    9,706    $    3,250  $   2,741
4390.0      $   143,764    $    2,828    $      947  $     799
4390.0      $ 1,801,873    $   35,443    $   11,868  $  10,010
4390.0      $ 5,795,232    $  113,994    $   38,169  $  32,196
4390.0      $       561    $       11    $        4  $       3
4390.0      $ 1,581,138    $   31,101    $   10,414  $   8,784
4390.0      $ 2,281,547    $   44,879    $   15,027  $  12,675
4390.0      $   617,752    $   12,151    $    4,069  $   3,432
4390.0      $   133,442    $    2,625    $      879  $     741
4390.0      $   238,586    $    4,693    $    1,571  $   1,325
4390.0      $     8,119    $      160    $       53  $      45
4390.0      $         0    $        0    $        0  $       0
4390.0      $ 5,382,902    $  105,883    $   35,454  $  29,905
4390.0      $     6,903    $      136    $       45  $      38
4390.0      $    13,181    $      259    $       87  $      73
4390.0      $ 1,659,463    $   32,642    $   10,930  $   9,219
4390.0      $    71,792    $    1,412    $      473  $     399
4390.0      $         0    $        0    $        0  $       0
4390.0      $13,459,160    $  264,745    $   88,647  $  74,773
4390.0      $     3,957    $       78    $       26  $      22
4390.0      $ 4,482,041    $   88,163    $   29,520  $  24,900
4390.0      $    41,255    $      811    $      272  $     229
4390.0      $         0    $        0    $        0  $       0
4390.0      $   595,248    $   11,709    $    3,921  $   3,307

                                                                                                         Replacement
                                                                                                     Cost        Replacement
                                                                                                  Escalation        Cost
                                                                                 Value             Factor          Value
                                                                                 -----             ------          -----
4393.0    101      0359  West Chester Serv Bldg                       ($4,313.00)       ($4,313)  1.46034359       ($6,298.46)
4393.0    106      0370  Central Storehouse                       $    19,574.26   $     19,574   1.46034359  $     28,585.15
4393.0    106      0349  OHT Bldg                                 $    12,087.32   $     12,087   1.46034359  $     17,651.64
4394.1    106       601  DELCHESTER Capital Tools and Equipment   $    13,609.89   $     13,610   1.01944328  $     13,874.51
4394.3    106       601  Replace shop equipment.                  $   535,154.73   $    535,155   1.02434332  $    548,182.17
4394.3    101      0357  Ardmore Serv Bldg                        $   389,930.70   $    389,931   1.02434332  $    399,422.91
4394.3    101      0330  Chester Serv Bldg                        $    61,114.22   $     61,114   1.02434332  $     62,601.94
4394.3    101      0373  Christian Street Serv Bldg               $    55,987.60   $     55,988   1.02434332  $     57,350.52
4394.3    101      0353  Doylestown Serv Bldg                     $    80,169.21   $     80,169   1.02434332  $     82,120.79
4394.3    101      0313  Gaul T&D                                 $    21,644.00   $     21,644   1.02434332  $     22,170.89
4394.3    101      0316  Germantown Serv Bldg                     $    82,139.33   $     82,139   1.02434332  $     84,138.87
4394.3    101      0321  Luzerne Serv Bldg                        $   203,607.31   $    203,607   1.02434332  $    208,563.79
4394.3    101      0380  Morton Serv Bldg                         $   406,389.08   $    406,389   1.02434332  $    416,281.94
4394.3    101      0351  North wales Serv Bldg                    $    67,485.62   $     67,486   1.02434332  $     69,128.44
4394.3    101      0349  OHT Bldg                                 $     5,136.32   $      5,136   1.02434332  $      5,261.36
4394.3    101      0356  Oreland Serv Bldg                        $    61,174.28   $     61,174   1.02434332  $     62,663.47
4394.3    101      0397  Perkiomen Serv Ctr                       $    41,533.79   $     41,534   1.02434332  $     42,544.86
4394.3    101      0345  Phoenixville Serv Bldg                   $   205,845.25   $    205,845   1.02434332  $    210,856.21
4394.3    101      0337  Planebrook Service Ctr Replacement       $   322,131.97   $    322,132   1.02434332  $    329,973.73
4394.3    101      0315  Shunk Serv Bldg                          $    23,539.10   $     23,539   1.02434332  $     24,112.12
4394.3    101      0355  Transportation Ctr                       $   371,037.85   $    371,038   1.02434332  $    380,070.14
4394.3    101      0352  Warminster Serv Bldg                     $   176,245.59   $    176,246   1.02434332  $    180,535.99
4394.3    101      0359  West Chester Serv Bldg                   $   117,766.60   $    117,767   1.02434332  $    120,633.43
4394.3    101      0629  West Conshohocken Gas Plant              $    69,047.55   $     69,048   1.02434332  $     70,728.40
4394.3    101      0388  West Grove Serv Bldg                     $    61,604.82   $     61,605   1.02434332  $     63,104.49
4394.3    106      0390  Delaware County Serv Ctr                 $   361,289.72   $    361,290   1.02434332  $    370,084.71
4394.3    106      0355  Transportation Ctr                       $ 1,450,864.43   $  1,450,864   1.02434332  $  1,486,183.29
4396.1    101      0368  Transportation Ctr                       $    55,285.66   $     55,286   2.00949607  $    111,096.32
4396.2    101      0372  Tools and Work Equipment                 $       937.91   $        938   3.64925373  $      3,422.67
4397.0    106       601  Fiber for Cromby\Whitpain\North Wales    $   203,524.78   $    203,525   1.04311419  $    212,299.59
4397.0    106       601  Interactive voice response system        $ 2,956,908.27   $  2,956,908   1.04311419  $  3,084,392.99
4397.0    106       601  Static wire for Morton\Mcdade\Eddystone  $   304,567.83   $    304,568   1.04311419  $    317,699.03
4397.0    101      0270  Amquip Inc Tower Site                    $    72,608.08   $     72,608   1.04311419  $     75,738.52
4397.0    101      0271  Amram Tower Site                         $    86,290.68   $     86,291   1.04311419  $     90,011.03
4397.0    101      0274  AT&T Tower Site                          $   114,668.97   $    114,669   1.04311419  $    119,612.83
4397.0    101      0273  AT&T Tower Site                          $   137,368.82   $    137,369   1.04311419  $    143,291.37
4397.0    101      0272  Delta Tower Site                         $   143,474.49   $    143,474   1.04311419  $    149,660.28
4397.0    101      0276  Micro TV Tower                           $    71,531.53   $     71,532   1.04311419  $     74,615.55
4397.0    101      0380  Morton Serv Bldg                         $    28,893.25   $     28,893   1.04311419  $     30,138.96
4397.0    101      0337  Planebrook Service Ctr Replacement       $   300,427.38   $    300,427   1.04311419  $    313,380.06
4397.0    101      0277  USTS Tower Site                          $    89,727.07   $     89,727   1.04311419  $     93,595.58
4397.0    101      0339  Valley Forge Radio Substation            $    16,014.99   $     16,015   1.04311419  $     16,705.46
4397.0    101      0275  WKSZ Tower Site                          $   103,906.76   $    103,907   1.04311419  $    108,386.62
4398.0    106       601  EM Electric Field Tech                   $    77,895.00   $     77,895   1.17898805  $     91,837.27
                                                                                   ------------               ---------------
             Total PED Common Plant                                                $156,558,242               $283,617,897.20

                                                                   0.41494       0.35
             Book          Annual        Tax        First Year      Income     First Year
          Depreciation      Book      Depreciation      Tax          Tax       Deferred
             Rate       Depreciation     Rate       Depreciation    Savings      Taxes
             ----       ------------     ----       ------------  -----------    -----
4393.0     0.04350409         ($274)       0.2         ($1,260)        ($523)       ($441)   31.03%        ($1,9540)         ($85)
4393.0     0.04350409   $     1,244        0.2     $     5,717    $    2,372   $    2,001    21.75%     $     6,218    $      271
4393.0     0.04350409   $       768        0.2     $     3,530    $    1,465   $    1,236     0.00%     $         0    $        0
4394.1      0.0478635   $       664        0.2     $     2,775    $    1,151   $      971    21.75%     $     3,018    $      144
4394.3      0.0435957   $    23,898        0.2     $   109,636    $   45,492   $   38,373    21.75%     $   119,246    $    5,199
4394.3      0.0435957   $    17,413        0.2     $    79,885    $   33,147   $   27,960    31.03%     $   123,923    $    5,402
4394.3      0.0435957   $     2,729        0.2     $    12,520    $    5,195   $    4,382    31.03%     $    19,423    $      847
4394.3      0.0435957   $     2,500        0.2     $    11,470    $    4,759   $    4,015               $         0    $        0
4394.3      0.0435957   $     3,580        0.2     $    16,424    $    6,815   $    5,748    31.03%     $    25,478    $    1,111
4394.3      0.0435957   $       967        0.2     $     4,434    $    1,840   $    1,552               $         0    $        0
4394.3      0.0435957   $     3,668        0.2     $    16,828    $    6,983   $    5,890               $         0    $        0
4394.3      0.0435957   $     9,092        0.2     $    41,713    $   17,308   $   14,600               $         0    $        0
4394.3      0.0435957   $    18,148        0.2     $    83,256    $   34,546   $   29,140    31.03%     $   129,153    $    5,630
4394.3      0.0435957   $     3,014        0.2     $    13,826    $    5,737   $    4,839    31.03%     $    21,447    $      935
4394.3      0.0435957   $       229        0.2     $     1,052    $      437   $      368               $         0    $        0
4394.3      0.0435957   $     2,732        0.2     $    12,533    $    5,200   $    4,387    31.03%     $    19,442    $      848
4394.3      0.0435957   $     1,855        0.2     $     8,509    $    3,531   $    2,978    31.03%     $    13,200    $      576
4394.3      0.0435957   $     9,192        0.2     $    42,171    $   17,498   $   14,760    31.03%     $    65,419    $    2,852
4394.3      0.0435957   $    14,385        0.2     $    65,995    $   27,384   $   23,098    31.03%     $   102,376    $    4,463
4394.3      0.0435957   $     1,051        0.2     $     4,822    $    2,001   $    1,688     0.00%     $         0    $        0
4394.3      0.0435957   $    16,569        0.2     $    76,014    $   31,541   $   26,605    14.67%     $    55,750    $    2,430
4394.3      0.0435957   $     7,871        0.2     $    36,107    $   14,982   $   12,637    31.03%     $    56,012    $    2,442
4394.3      0.0435957   $     5,259        0.2     $    24,127    $   10,011   $    8,444    31.03%     $    37,427    $    1,632
4394.3      0.0435957   $     3,083        0.2     $    14,146    $    5,870   $    4,951   100.00%     $    70,728    $    3,083
4394.3      0.0435957   $     2,751        0.2     $    12,621    $    5,237   $    4,417    31.03%     $    19,578    $      854
4394.3      0.0435957   $    16,134        0.2     $    74,017    $   30,713   $   25,906    31.03%     $   114,820    $    5,006
4394.3      0.0435957   $    64,791        0.2     $   297,237    $  123,336   $  104,033    14.67%     $   217,998    $    9,504
4396.1     0.00034367   $        38        0.2     $    22,219    $    9,220   $    7,777    14.67%     $    16,296    $        6
4396.2            0.1   $       342        0.2     $       685    $      284   $      240    21.75%     $       745    $       74
4397.0     0.04066793   $     8,634        0.2     $    42,460    $   17,618   $   14,861               $         0    $        0
4397.0     0.04066793   $   125,436        0.2     $   616,879    $  255,968   $  215,908    14.67%     $   452,429    $   18,399
4397.0     0.04066793   $    12,920        0.2     $    63,540    $   26,365   $   22,239     0.00%     $         0    $        0
4397.0     0.04066793   $     3,080        0.2     $    15,148    $    6,286   $    5,302               $         0    $        0
4397.0     0.04066793   $     3,661        0.2     $    18,002    $    7,470   $    6,301               $         0    $        0
4397.0     0.04066793   $     4,864        0.2     $    23,923    $    9,927   $    8,373               $         0    $        0
4397.0     0.04066793   $     5,827        0.2     $    28,658    $   11,891   $   10,030               $         0    $        0
4397.0     0.04066793   $     6,086        0.2     $    29,932    $   12,420   $   10,476               $         0    $        0
4397.0     0.04066793   $     3,034        0.2     $    14,923    $    6,192   $    5,223               $         0    $        0
4397.0     0.04066793   $     1,226        0.2     $     6,028    $    2,501   $    2,110    31.03%     $     9,351    $      380
4397.0     0.04066793   $    12,745        0.2     $    62,676    $   26,007   $   21,937    31.03%     $    97,228    $    3,954
4397.0     0.04066793   $     3,806        0.2     $    18,719    $    7,767   $    6,552               $         0    $        0
4397.0     0.04066793   $       679        0.2     $     3,341    $    1,386   $    1,169               $         0    $        0
4397.0     0.04066793   $     4,408        0.2     $    21,677    $    8,995   $    7,587               $         0    $        0
4398.0        0.05882   $     5,402        0.2     $    18,367    $    7,621   $    6,428               $         0    $        0
                        -----------                -----------    ----------   ----------               -----------    ----------
                        $10,250,869                $17,616,074    $7,309,608   $6,165,629               $73,688,905    $2,355,184

4393.0           ($162)             ($137)
4393.0      $      516         $      435
4393.0      $        0         $        0
4394.1      $      250         $      211
4394.3      $    9,896         $    8,347
4394.3      $   10,284         $    8,675
4394.3      $    1,612         $    1,360
4394.3      $        0         $        0
4394.3      $    2,114         $    1,783
4394.3      $        0         $        0
4394.3      $        0         $        0
4394.3      $        0         $        0
4394.3      $   10,718         $    9,041
4394.3      $    1,780         $    1,501
4394.3      $        0         $        0
4394.3      $    1,613         $    1,361
4394.3      $    1,096         $      924
4394.3      $    5,429         $    4,579
4394.3      $    8,496         $    7,166
4394.3      $        0         $        0
4394.3      $    4,627         $    3,903
4394.3      $    4,648         $    3,921
4394.3      $    3,106         $    2,620
4394.3      $    5,870         $    4,951
4394.3      $    1,625         $    1,370
4394.3      $    9,529         $    8,037
4394.3      $   18,091         $   15,260
4396.1      $    1,352         $    1,141
4396.2      $       62         $       52
4397.0      $        0         $        0
4397.0      $   37,546         $   31,670
4397.0      $        0         $        0
4397.0      $        0         $        0
4397.0      $        0         $        0
4397.0      $        0         $        0
4397.0      $        0         $        0
4397.0      $        0         $        0
4397.0      $        0         $        0
4397.0      $      776         $      655
4397.0      $    8,069         $    6,806
4397.0      $        0         $        0
4397.0      $        0         $        0
4397.0      $        0         $        0
4398.0      $        0         $        0
            ----------         ----------
            $1,472,769         $1,242,271

                                 Exhibit 1.2j
                                 ------------

                                     Start Up/Incremental IT Infrastructure Gas Costs
                                     ------------------------------------------------
       Plant, OandM, Depreciation, Deferred Taxes          Start Up     O&M/Yr   Capital/Yr  Book Dep  Tax Dep  Start Up   Start Up
       ------------------------------------------
                      0.41494                               Capital  (Thousand$) (Thousand$)   Rate      Rate    Capital   Capital
                                                           --------- ----------- ----------  --------  -------  ---------  Tax Dep
                        0.35                              (Thousand$)                              (Thousand$)             --------
                                                          -----------                              -----------           (Thousand$)
Asset Requirement
-----------------
Servers (Apps, Database, File, Print)                       $    750     $   250    $   100  0.379046      0.2    $   284  $   150
Servers (DHCP/DNS, Firewall)                                $    400     $   100    $    50  0.379046      0.2    $   152  $    80
WAN (Router & Hub Network)                                  $  1,000     $   200    $   150  0.379046      0.2    $   379  $   200
Personal Computer Hardware                                  $  2,750     $     0    $   300  0.379046      0.2    $ 1,042  $   550
Deskside Management Services                                $      0     $   100    $     0  0.379046      0.2    $     0  $     0
Printer Hardware                                            $    200     $    50    $    50  0.379046      0.2    $    76  $    40
Client Software / Desktop Apps                              $  1,500     $    50    $   250  0.379046      0.2    $   569  $   300
Telephone Systems                                           $    600     $   400    $   250  0.040668      0.2    $    24  $   120
Call Center Telephone Systems                               $    300     $    50    $   250  0.040668      0.2    $    12  $    60
Dispatch Radio (Trunked Radio System)                       $ 18,000     $ 1,000    $   300  0.040668      0.2    $   732  $ 3,600
Other Wireless Services (Cellular & Paging)                 $    100     $   300    $     0  0.040668      0.2    $     4  $    20
DOC Infrastructure Systems                                  $    400     $   100    $     0  0.379046      0.2    $   152  $    80
Video Systems                                               $    200     $    50    $     0  0.379046      0.2    $    76  $    40
Server Software / Apps                                      $    250     $   100    $   100  0.379046      0.2    $    95  $    50
Network Data Facilities                                     $    100     $   200    $     0  0.379046      0.2    $    38  $    20
Network Voice Facilities                                    $    100     $   250    $     0  0.379046      0.2    $    38  $    20
Other IT User & Infrastructure Hardware                     $    300     $   100    $   100  0.379046      0.2    $   114  $    60
ISP Services                                                $    250     $   100    $     0  0.379046      0.2    $    95  $    50
Power & Environmental Conditioning Systems                  $  1,000     $    50    $     0  0.379046      0.2    $   379  $   200
Cabling / Transport Infrastructure                          $    400     $   750    $     0  0.040668      0.2    $    16  $    80
Demand Labor                                                $  2,500     $   200    $     0  0.379046      0.2    $   948  $   500
Helpdesk Services                                           $    250     $   400    $     0  0.379046      0.2    $    95  $    50
Outside Consulting Services                                 $    750     $   250    $     0  0.379046      0.2    $   284  $   150
                                                            --------     -------    -------                       -------  -------

Asset Requirements Subtotal                                 $ 32,100     $ 5,050    $ 1,900                       $ 5,603  $ 6,420


Applications
------------
City Gate Solutions                                         $    500     $     0    $     0    0.0988      0.2    $    49  $   100
Gastar III                                                  $    600     $     0    $     0    0.0988      0.2    $    59  $   120
Gas SCADA (Valmet)                                          $    500     $     0    $     0    0.0988      0.2    $    49  $   100
DeltaV                                                      $    100     $     0    $     0    0.0988      0.2    $    10  $    20
Gate Station                                                $    300     $     0    $     0    0.0988      0.2    $    30  $    60
Leak Tracking System                                        $    100     $    17    $     0    0.0988      0.2    $    10  $    20
Corrosion Control System                                    $     50     $    11    $     0    0.0988      0.2    $     5  $    10
Gas Regulator Stations                                      $    100     $     0    $     0    0.0988      0.2    $    10  $    20
Stoner Load Study Workstation                               $    300     $    16    $     0    0.0988      0.2    $    30  $    60
Optimain                                                    $     50     $     0    $     0    0.0988      0.2    $     5  $    10
Oil in the Main                                             $     50     $     0    $     0    0.0988      0.2    $     5  $    10
Mercury Instruments                                         $     50     $     0    $     0    0.0988      0.2    $     5  $    10
GMI Meter Docking Station                                   $    100     $     0    $     0    0.0988      0.2    $    10  $    20
SAMS                                                        $    300     $     0    $     0    0.1143      0.2    $    34  $    60
CIS                                                         $ 10,000     $ 1,510    $     0    0.1143      0.2    $ 1,143  $ 2,000
PAC                                                         $  5,000     $   197    $     0    0.1143      0.2    $   572  $ 1,000
RMS                                                         $    400     $     0    $     0    0.1143      0.2    $    46  $    80
Passport                                                    $  3,500     $   345    $     0    0.1143      0.2    $   400  $   700
Payment Processing                                          $    400     $     0    $     0    0.1143      0.2    $    46  $    80
FOD(gas trouble system)                                     $  1,000     $     0    $     0    0.0988      0.2    $    99  $   200
RISE(CS Work)                                               $  1,000     $    13    $     0    0.1143      0.2    $   114  $   200
UCAD( dispatching)                                          $    500     $    90    $     0    0.1143      0.2    $    57  $   100
CAD                                                         $    500     $     0    $     0    0.1143      0.2    $    57  $   100
Metratek                                                    $    100     $     0    $     0    0.0988      0.2    $    10  $    20
AMS                                                         $    100     $     0    $     0    0.1143      0.2    $    11  $    20
Dispute Tracking                                            $      0     $    10    $     0    0.1143      0.2    $     0  $     0
Pitney Bowes                                                $      0     $     6    $     0    0.1143      0.2    $     0  $     0
Service Order System                                        $      0     $   134    $     0    0.1143      0.2    $     0  $     0
TMS                                                         $      0     $    41    $     0    0.1143      0.2    $     0  $     0
FACTS                                                       $      0     $   501    $     0    0.1143      0.2    $     0  $     0
CLAIMS                                                      $      0     $    23    $     0    0.1143      0.2    $     0  $     0
Company Damage                                              $      0     $     5    $     0    0.1143      0.2    $     0  $     0
EERS                                                        $      0     $    18    $     0    0.1143      0.2    $     0  $     0
Customer Refund                                             $      0     $    19    $     0    0.1143      0.2    $     0  $     0
Customer Theft                                              $      0     $    10    $     0    0.1143      0.2    $     0  $     0
Internet Explorer                                           $      0     $    20    $     0    0.1143      0.2    $     0  $     0
UBET-Gas                                                    $      0     $    20    $     0    0.1143      0.2    $     0  $     0
Enterprise Applications (G/L,A/P,Time and Labor)            $  6,400     $ 1,000    $     0    0.1143      0.2    $   732  $ 1,280
Mainframe & 3Tier Processing                                $  2,000     $ 7,125    $     0    0.1143      0.2    $   229  $   400
Data Conversion Overall - a large data conversion effort    $ 20,000     $     0    $     0    0.1143      0.2    $ 2,286  $ 4,000
 would be required to extract and build into new data       --------     -------    -------                       -------  -------
 formats and data storages.

Applications Subtotal                                       $ 54,000     $11,131    $     0                       $ 6,112  $10,800
                                                            --------     -------    -------                       -------  -------



Total  Standalone Costs                                     $ 86,100     $16,181    $ 1,900                       $11,715  $17,220
-----------------------

                                     Start Up/Incremental IT Infrastructure Gas Costs
                                     ------------------------------------------------
       Plant, OandM, Depreciation, Deferred Taxes              Start Up   Start Up   Capital/Yr  Capital/Yr  Capital/Yr  Capital/Yr
       ------------------------------------------
                         0.41494                                Capital    Capital    Book Dep     Tax Dep    Tax Saving    Taxes
                           0.35                               Tax Savings Def Taxes  (Thousand$) (Thousand$) (Thousand$) (Thousand$)
                                                              ----------- ---------- ----------  ----------- ----------  -----------
                                                              (Thousand$) (Thousand$)
Asset Requirement
-----------------
Servers (Apps, Database, File, Print)                              $   62     $   53       $ 38        $ 20     $  8         $  7
Servers (DHCP/DNS, Firewall)                                       $   33     $   28       $ 19        $ 10     $  4         $  4
WAN (Router & Hub Network)                                         $   83     $   70       $ 57        $ 30     $ 12         $ 11
Personal Computer Hardware                                         $  228     $  193       $114        $ 60     $ 25         $ 21
Deskside Management Services                                       $    0     $    0       $  0        $  0     $  0         $  0
Printer Hardware                                                   $   17     $   14       $ 19        $ 10     $  4         $  4
Client Software / Desktop Apps                                     $  124     $  105       $ 95        $ 50     $ 21         $ 18
Telephone Systems                                                  $   50     $   42       $ 10        $ 50     $ 21         $ 18
Call Center Telephone Systems                                      $   25     $   21       $ 10        $ 50     $ 21         $ 18
Dispatch Radio (Trunked Radio System)                              $1,494     $1,260       $ 12        $ 60     $ 25         $ 21
Other Wireless Services (Cellular & Paging)                        $    8     $    7       $  0        $  0     $  0         $  0
DOC Infrastructure Systems                                         $   33     $   28       $  0        $  0     $  0         $  0
Video Systems                                                      $   17     $   14       $  0        $  0     $  0         $  0
Server Software / Apps                                             $   21     $   18       $ 38        $ 20     $  8         $  7
Network Data Facilities                                            $    8     $    7       $  0        $  0     $  0         $  0
Network Voice Facilities                                           $    8     $    7       $  0        $  0     $  0         $  0
Other IT User & Infrastructure Hardware                            $   25     $   21       $ 38        $ 20     $  8         $  7
ISP Services                                                       $   21     $   18       $  0        $  0     $  0         $  0
Power & Environmental Conditioning Systems                         $   83     $   70       $  0        $  0     $  0         $  0
Cabling / Transport Infrastructure                                 $   33     $   28       $  0        $  0     $  0         $  0
Demand Labor                                                       $  207     $  175       $  0        $  0     $  0         $  0
Helpdesk Services                                                  $   21     $   18       $  0        $  0     $  0         $  0
Outside Consulting Services                                        $   62     $   53       $  0        $  0     $  0         $  0
                                                                   ------     ------       ----        ----     ----         ----

Asset Requirements Subtotal                                        $2,664     $2,247       $449        $380     $158         $133



Applications
------------
City Gate Solutions                                                $   41     $   35       $  0        $  0     $  0         $  0
Gastar III                                                         $   50     $   42       $  0        $  0     $  0         $  0
Gas SCADA (Valmet)                                                 $   41     $   35       $  0        $  0     $  0         $  0
DeltaV                                                             $    8     $    7       $  0        $  0     $  0         $  0
Gate Station                                                       $   25     $   21       $  0        $  0     $  0         $  0
Leak Tracking System                                               $    8     $    7       $  0        $  0     $  0         $  0
Corrosion Control System                                           $    4     $    4       $  0        $  0     $  0         $  0
Gas Regulator Stations                                             $    8     $    7       $  0        $  0     $  0         $  0
Stoner Load Study Workstation                                      $   25     $   21       $  0        $  0     $  0         $  0
Optimain                                                           $    4     $    4       $  0        $  0     $  0         $  0
Oil in the Main                                                    $    4     $    4       $  0        $  0     $  0         $  0
Mercury Instruments                                                $    4     $    4       $  0        $  0     $  0         $  0
GMI Meter Docking Station                                          $    8     $    7       $  0        $  0     $  0         $  0
SAMS                                                               $   25     $   21       $  0        $  0     $  0         $  0
CIS                                                                $  830     $  700       $  0        $  0     $  0         $  0
PAC                                                                $  415     $  350       $  0        $  0     $  0         $  0
RMS                                                                $   33     $   28       $  0        $  0     $  0         $  0
Passport                                                           $  290     $  245       $  0        $  0     $  0         $  0
Payment Processing                                                 $   33     $   28       $  0        $  0     $  0         $  0
FOD(gas trouble system)                                            $   83     $   70       $  0        $  0     $  0         $  0
RISE(CS Work)                                                      $   83     $   70       $  0        $  0     $  0         $  0
UCAD( dispatching)                                                 $   41     $   35       $  0        $  0     $  0         $  0
CAD                                                                $   41     $   35       $  0        $  0     $  0         $  0
Metratek                                                           $    8     $    7       $  0        $  0     $  0         $  0
AMS                                                                $    8     $    7       $  0        $  0     $  0         $  0
Dispute Tracking                                                   $    0     $    0       $  0        $  0     $  0         $  0
Pitney Bowes                                                       $    0     $    0       $  0        $  0     $  0         $  0
Service Order System                                               $    0     $    0       $  0        $  0     $  0         $  0
TMS                                                                $    0     $    0       $  0        $  0     $  0         $  0
FACTS                                                              $    0     $    0       $  0        $  0     $  0         $  0
CLAIMS                                                             $    0     $    0       $  0        $  0     $  0         $  0
Company Damage                                                     $    0     $    0       $  0        $  0     $  0         $  0
EERS                                                               $    0     $    0       $  0        $  0     $  0         $  0
Customer Refund                                                    $    0     $    0       $  0        $  0     $  0         $  0
Customer Theft                                                     $    0     $    0       $  0        $  0     $  0         $  0
Internet Explorer                                                  $    0     $    0       $  0        $  0     $  0         $  0
UBET-Gas                                                           $    0     $    0       $  0        $  0     $  0         $  0
Enterprise Applications (G/L,A/P,Time and Labor)                   $  531     $  448       $  0        $  0     $  0         $  0
Mainframe & 3Tier Processing                                       $  166     $  140       $  0        $  0     $  0         $  0
Data Conversion Overall - a large data conversion effort           $1,660     $1,400       $  0        $  0     $  0         $  0
 would be required to extract and build into new data              ------     ------       ----        ----     ----         ----
 formats and data storages.

Applications Subtotal                                              $4,481     $3,780       $  0        $  0     $  0         $  0
                                                                   ------     ------       ----        ----     ----         ----



Total Standalone Costs                                             $7,145     $6,027       $449        $380     $158         $133
----------------------

                                 Exhibit 1.2j
                                 ------------

                                     Start Up/Incremental IT Infrastructure Gas Costs
                                     ------------------------------------------------
       Plant, OandM, Depreciation, Deferred Taxes          Start Up     O&M/Yr   Capital/Yr  Book Dep  Tax Dep  Start Up   Start Up
       ------------------------------------------
                      0.41494                               Capital  (Thousand$) (Thousand$)   Rate      Rate    Capital   Capital
                                                           --------- ----------- ----------  --------  -------  ---------  Tax Dep
                        0.35                              (Thousand$)                              (Thousand$)             --------
                                                          -----------                              -----------           (Thousand$)
Total 1998 FERC IT Costs                                   $       0     $ 4,499     $1,223
                                                           ---------     -------     ------

Incremental IT Costs                                        $ 86,100     $11,682     $  677                       $11,715   $17,220

                                     Start Up/Incremental IT Infrastructure Gas Costs
                                     ------------------------------------------------
       Plant, OandM, Depreciation, Deferred Taxes              Start Up   Start Up   Capital/Yr  Capital/Yr  Capital/Yr  Capital/Yr
       ------------------------------------------
                         0.41494                                Capital    Capital    Book Dep     Tax Dep    Tax Saving    Taxes
                           0.35                               Tax Savings Def Taxes  (Thousand$) (Thousand$) (Thousand$) (Thousand$)
                                                              ----------- ---------- ----------  ----------- ----------  -----------
                                                              (Thousand$) (Thousand$)
Total 1998 FERC IT Costs                                                                 $  289        $ 245      $ 101         $ 86
                                                                                         ------        -----      -----         ----

Incremental IT Costs                                              $7,145       $6,027    $  160        $ 135      $  56         $ 47



                                                           Capital    Incremental IT
                                                                      (Thousand$)
                                                                      -----------
                                                            $  1,841  O&M                      $11,682
                                                            $  1,803  Depreciation             $11,875
                                                            $  4,570  Tax Savings              $ 7,281
                                                            $ 32,190  Deferred Taxes           $ 6,074
                                                            $214,138  O. C. Plant              $86,777
                                                            $203,586  Acc Def Taxes            $ 6,074
                                                            $ 67,631  O. C. Reserve            $11,875

                              PECO Energy Company
                                   Utilities
                     Eleven Months Ended November 30, 1999
                     -------------------------------------

Twelve Month Figure                                             $520,799
                                                                --------

                                                                                  Eleven Months                  Gas Stand Alone
                                                                                  Ended 11/30/99    Allocation   located 11 Month
ACCOUNTNO               NAME                     ADDRESS1             METERNO      SumOfREVENUE     Percentage        Revenue
---------               ----                     --------             -------      ------------     ----------        -------
2001010001  Richmond Gen. Station      3901 N. Delaware Ave.      3B26PD-10012    $    30,008.42         0            $     0
2001010001  Richmond Gen. Station      3901 N. Delaware Ave.      525MC-10        $   110,805.90         0            $     0
2001010001  Richmond Gen. Station      3901 N. Delaware Ave.      530MC-1         $   130,268.40         0            $     0
2001010001  Richmond Gen. Station      3901 N. Delaware Ave.      NO METER        $       786.21         0            $     0
2001010003  Pennsbury Power Plant      Bordentown Rd &            3B19PS-10427    $     4,737.45         0            $     0
2001010005  Chester Station            Front & Ward St.           219M-602        $    30,399.27         0            $     0
2001010005  Chester Station            Front & Ward St.           219M-603        $     7,544.39         0            $     0
2001010005  Chester Station            Front & Ward St.           42-346345       $         0.00         0            $     0
2001010005  Chester Station            Front & Ward St.           921MC-124       $     2,972.00         0            $     0
2001010005  Chester Station            Front & Ward St.           NO METER        $       297.25         0            $     0
2001010006  Oreland                    Gate Station               109PLS-743      $     1,613.50         1            $ 1,614
2001010007  Ivyland                    Gate Station               9ML-5           $     2,255.21         1            $ 2,255
2001010008  Pottstown                  Gate Station               6-1410223       $     2,181.31         1            $ 2,181
2001010009  Coatesville                Gate Station               6-1657883       $     1,675.71         1            $ 1,676
2001010010  Kenneth Square             Gate Station               6-1033375       $     1,759.99         1            $ 1,760
2001010011  Parkesburg                 Gate Station               109PLS-652      $     1,443.72         1            $ 1,444
2001010012  Planebrook                 Gate Station               109PLS-14768    $     2,160.76         1            $ 2,161
2001010013  Morrisville                Gate Station               109PLS-15225    $     2,876.56         1            $ 2,877
2001010014  Upper Providence           Gate Station               109PLS-17007    $     1,975.06         1            $ 1,975
2001010015  Buckingham                 Gate Station               9MLD-16697      $     8,858.67         1            $ 8,859
2001010015  Buckingham                 Gate Station               9MLD-16732      $     9,606.67         1            $ 9,607
2001010016  Hershey Mills              Chester & Wineberry La     9-8099512       $     1,609.19         0            $     0
2001010017  Brookhaven                 Gate Station               9-8322292       $     2,736.53         1            $ 2,737
2002010001  Bedminster Gauging Sta     E. Perkiomen Creek         9-4281390       $     9,028.86         0            $     0
2002010002  Perkiomen Pump Station     Rt 29 & Perkiomen Creek    528PC-1         $   665,556.20         0            $     0
2002010002  Perkiomen Pump Station     Rt 29 & Perkiomen Creek    528PC-2         $   634,936.30         0            $     0
2002010003  Bedminster Chiller Site    Lot #6 Apple Butter Rd.    3B22PD-10683    $    65,721.13         0            $     0
2002010004  Bradshaw Pump Station      N/W Cor Point Pleasant Pk  3B29P-10001     $   271,132.80         0            $     0
2002010004  Bradshaw Pump Station      N/W Cor Point Pleasant Pk  3B29P-10002     $   104,102.60         0            $     0
2002010005  Fricks Lock Sampling Sta   Fricks Lock Rd. &          NO METER        $       250.23         0            $     0
2002010006  PECO Sampling Station      Church St.N/O Spring City  NO METER        $       250.23         0            $     0
2002010007  PECO Sampling Station      Keen Rd. E/O Longview Rd.  NO METER        $     9,056.38         0            $     0
2107623097  Oregon Maintenance Shop    2610 S. Delaware Ave.      913M-5          $    85,732.60         0            $     0
2107623097  Oregon Maintenance Shop    2610 S. Delaware Ave.      913M-6          $ 6,968,529.90         0            $     0
2110481269  Christian Street Park Lot  2820 Grays Ferry Ave       9-4216883       $        42.54         0            $     0
2117981500  Christian St Serv Bldg     830 Schuylkill Ave         19STS-5730      $         0.00         0            $     0
2117981500  Christian St Serv Bldg     830 Schuylkill Ave         9-8165387       $        76.33         0            $     0
2117981500  Christian St Serv Bldg     830 Schuylkill Ave         911MD-10015     $   173,438.82         0            $     0
2117981500  Christian St Serv Bldg     830 Schuylkill Ave         911MD-10076     $         0.00         0            $     0
2119031162  PECO                       E.S. Wellacoe St W/O       NO METER        $     1,177.95         0            $     0
2119201486  Shunk Service Center       1316 Shunk St.             NO METER        $     1,302.40         0            $     0

                              PECO Energy Company
                                   Utilities
                     Eleven Months Ended November 30, 1999
                     -------------------------------------

Twelve Month Figure                                             $520,799
                                                                --------

                                                                                  Eleven Months                     Gas Stand Alone
                                                                                  Ended 11/30/99      Allocation    located 11 Month
ACCOUNTNO               NAME                     ADDRESS1             METERNO      SumOfREVENUE       Percentage         Revenue
---------               ----                     --------             -------      ------------       ----------         -------
2211980200  PECO Main Office Bldg      2301 Market St.            922MC-10071       $ 772,090.20           0             $      0
2211980200  PECO Main Office Bldg      2301 Market St.            922MC-10072       $ 905,101.20           0             $      0
2211980200  PECO Main Office Bldg      2301 Market St.            922QMC-10032      $       0.00           0             $      0
2211980200  PECO Main Office Bldg      2301 Market St.            922QMC-10033      $       0.00           0             $      0
2211980210  Main Office Bldg Lot       2201 Market St             6-1537229         $       0.00           0             $      0
2211980210  Main Office Bldg Lot       2201 Market St             9-8310833         $     569.13           0             $      0
2211980210  Main Office Bldg Lot       2201 Market St             NO METER          $     880.15           0             $      0
2518150517  Fairmont Dam Monitor       W/S Schuylkill River       9SS-450518        $       0.00           0             $      0
2710010001  PECO                       F & Luzerne St.            508PD-10107       $  39,644.01           0             $      0
2710890655  Byberry Sub Station        1229 Byberry Rd.           NO METER          $     614.52           0             $      0
2710897100  PECO                       701 E. Luzerne St.         NO METER          $     409.64           0             $      0
3503400001  West Chester Serv Bldg     Eachus Mill & Bolmar Rds.  122PD-10099       $  28,359.47       31.03%            $  8,799
3503400001  West Chester Serv Bldg     Eachus Mill & Bolmar Rds.  20-589420         $   1,481.16       31.03%            $    460
3503400001  West Chester Serv Bldg     Eachus Mill & Bolmar Rds.  20-589924         $       0.00       31.03%            $      0
3505400001  Coatesville Microware Tow  100 Reeseville Rd.         9-8146643         $   1,513.83           0             $      0
3505400001  Coatesville Microware Tow  100 Reeseville Rd.         9SD-818296        $   2,626.75           0             $      0
3505400002  Coatesville Pumping Sta    100 Reeseville Rd.         6-1657883        -$     489.18           0             $      0
3508400001  Faces Microware Station    Limestone & Russenville    9-8145142         $   1,710.87           0             $      0
3509400001  Oxford Microware Station   Mt Olivet N/O Chrome Rds   9-2211750         $   2,104.28           0             $      0
3510920005  OHT Headquarters           1040 W. Swedesford Rd.     19STD-10033       $   2,150.65           0             $      0
3510920005  OHT Headquarters           1040 W. Swedesford Rd.     3B19PD-10542      $  56,876.41           0             $      0
3510920009  Berwyn Transportation Ctr  1050 W. Swedesford Rd.     19STS-5078        $     961.80       14.67%            $    141
3510920009  Berwyn Transportation Ctr  1050 W. Swedesford Rd.     28-680427         $   2,891.25       14.67%            $    424
3510920009  Berwyn Transportation Ctr  1050 W. Swedesford Rd.     28-680429         $   2,737.97       14.67%            $    402
3510920009  Berwyn Transportation Ctr  1050 W. Swedesford Rd.     3B15PD-10016      $   1,110.65       14.67%            $    163
3510920009  Berwyn Transportation Ctr  1050 W. Swedesford Rd.     46-345837         $  41,521.00       14.67%            $  6,090
3510920009  Berwyn Transportation Ctr  1050 W. Swedesford Rd.     515PDC-38531      $ 157,141.99       14.67%            $ 23,050
3510920009  Berwyn Transportation Ctr  1050 W. Swedesford Rd.     9-9297410         $     363.37       14.67%            $     53
3510920009  Berwyn Transportation Ctr  1050 W. Swedesford Rd.     9SD-55378         $     234.62       14.67%            $     34
3510920009  Berwyn Transportation Ctr  1050 W. Swedesford Rd.     9SD-816515        $     234.17       14.67%            $     34
3510920013  Central Stores Bldg.       1060 W. Swedesford Rd.     511PC-10001       $ 130,821.06       21.75%            $ 28,457
3510920013  Central Stores Bldg.       1060 W. Swedesford Rd.     64-344605         $  31,201.25       21.75%            $  6,787
3511400001  West Grove Serv Bldg       225 Willow St.             119P-10002        $  14,313.11       31.03%            $  4,441
3511400001  West Grove Serv Bldg       225 Willow St.             42-345213         $   5,760.13       31.03%            $  1,787
3512906000  Valley Forge Center        1111 Old Eagle School Rd.  43-347690         $  43,635.51           0             $      0
3512906000  Valley Forge Center        1111 Old Eagle School Rd.  515P-10002        $ 255,053.17           0             $      0
3513400001  Kenneth Sq. Sub Station    W. Cedar & Center St.      26-214652         $     768.86       31.03%            $    239
3513400001  Kenneth Sq. Sub Station    W. Cedar & Center St.      6-1449507         $     382.65       31.03%            $    119
3515447126  Phoenixville Serv Bldg     1101 W. Bridge St.         122P-23           $  20,721.46       31.03%            $  6,429
3515447126  Phoenixville Serv Bldg     1101 W. Bridge St.         28-680556         $     490.51       31.03%            $    152
3515447126  Phoenixville Serv Bldg     1101 W. Bridge St.         28-680633         $     507.94       31.03%            $    158
3515447126  Phoenixville Serv Bldg     1101 W. Bridge St.         3B15PD-10441      $     165.93       31.03%            $     51
3515447126  Phoenixville Serv Bldg     1101 W. Bridge St.         64-344036         $   5,905.67       31.03%            $  1,832

                              PECO Energy Company
                                   Utilities
                     Eleven Months Ended November 30, 1999
                     -------------------------------------

Twelve Month Figure                                             $520,799
                                                                --------

                                                                                  Eleven Months                     Gas Stand Alone
                                                                                  Ended 11/30/99    Allocation      located 11 Month
ACCOUNTNO               NAME                     ADDRESS1             METERNO      SumOfREVENUE     Percentage          Revenue
---------               ----                     --------             -------      ------------     ----------          -------
3515447126  Phoenixville Serv Bldg     1101 W. Bridge St.         9SD-816891         $     90.10       31.03%          $     28
3515900200  Coatesville Serv Bldg      175 Caln Rd.               129P-1001          $ 43,257.83       31.03%          $ 13,421
3515900200  Coatesville Serv Bldg      175 Caln Rd.               129P-1002          $ 42,672.01       31.03%          $ 13,239
3515900200  Coatesville Serv Bldg      175 Caln Rd.               27-663252          $    442.11       31.03%          $    137
3515900200  Coatesville Serv Bldg      175 Caln Rd.               27-663263          $    404.85       31.03%          $    126
3515900200  Coatesville Serv Bldg      175 Caln Rd.               27-680247          $  1,003.02       31.03%          $    311
3515900200  Coatesville Serv Bldg      175 Caln Rd.               3B15PD-10398       $    161.00       31.03%          $     50
3515900200  Coatesville Serv Bldg      175 Caln Rd.               63-344208          $  9,023.63       31.03%          $  2,800
3515900200  Coatesville Serv Bldg      175 Caln Rd.               9MLD-13584         $  1,912.50       31.03%          $    593
3515900200  Coatesville Serv Bldg      175 Caln Rd.               9SD-814709         $    343.30       31.03%          $    107
3515900210  Coatesville Emer OperFac   175 Caln Rd.               3B26PD-10339       $ 29,879.78       31.03%          $  9,270
3517417880  Cromby Generating Station  Spring City Rd & Twp Line  109PLS-11338       $  3,547.59           0           $      0
4002062761  Gas System Control Ctr     124 King of Prussia Rd.    119P-16            $ 16,480.89           1           $ 16,481
4002062761  Gas System Control Ctr     124 King of Prussia Rd.    20-434951          $    820.20           1           $    820
4002700001  Peco Energy                PA Turnpike & Rt 202       3B15PD-38693       $  2,150.41           0           $      0
4002700001  Peco Energy                PA Turnpike & Rt 202       62-348534          $ 20,485.84           0           $      0
4003123197  Resource Recovery Warehse  411 Yerkes Rd.             27-493673          $  7,125.23           0           $      0
4003123197  Resource Recovery Warehse  411 Yerkes Rd.             27-493822          $  5,057.92           0           $      0
4003123197  Resource Recovery Warehse  411 Yerkes Rd.             3B19PD-10473       $    982.57           0           $      0
4003172068  North Wales Serv Bldg      420 Sumneytown Pk.         11-10037           $  5,817.67       31.03%          $  1,805
4003172068  North Wales Serv Bldg      420 Sumneytown Pk.         119P-14            $ 10,832.06       31.03%          $  3,361
4003172068  North Wales Serv Bldg      420 Sumneytown Pk.         20-419793          $    855.90       31.03%          $    266
4003172068  North Wales Serv Bldg      420 Sumneytown Pk.         20-419829          $  1,299.78       31.03%          $    403
4003172068  North Wales Serv Bldg      420 Sumneytown Pk.         20-626281          $  4,756.26       31.03%          $  1,476
4004071101  PECO                       Colwell Rd & 6th Ave.      106-107638        -$      4.69           0           $      0
4004081624  Plymouth Serv Bldg         680 Ridge Pk.              20-553899          $  2,382.41       31.03%          $    739
4004081624  Plymouth Serv Bldg         680 Ridge Pk.              41-346283          $  6,284.51       31.03%          $  1,950
4004081624  Plymouth Serv Bldg         680 Ridge Pk.              43-345731          $  9,559.61       31.03%          $  2,966
4004081624  Plymouth Serv Bldg         680 Ridge Pk.              911MD-10077        $157,011.05       31.03%          $ 48,713
4004081624  Plymouth Serv Bldg         680 Ridge Pk.              9MLD-13921         $  1,111.27       31.03%          $    345
4004081624  Plymouth Serv Bldg         680 Ridge Pk.              9MLS-15626         $  4,890.38       31.03%          $  1,517
4004081624  Plymouth Serv Bldg         680 Ridge Pk.              NO METER           $  2,502.00       31.03%          $    776
4006130271  Graterford Microwave Sta   300 Ryanford Rd.           9SD-804726         $  3,038.70           0           $      0
4009081426  TeleComm Vaults 1 & 2      215 Everett Ave.           9-4225345          $  5,652.52           0           $      0
4009081426  TeleComm Vaults 1 & 2      215 Everett Ave.           9-4225374          $  7,018.19           0           $      0
4012127116  Plymouth Mtg Complex       2001 Gallager Rd.          122PD-10133        $  3,056.04           0           $      0
4012127116  Plymouth Mtg Complex       2001 Gallager Rd.          122PDPD-54794      $  4,031.50           0           $      0
4012127116  Plymouth Mtg Complex       2001 Gallager Rd.          19ST-3490          $  1,045.51           0           $      0
4012127116  Plymouth Mtg Complex       2001 Gallager Rd.          219MD-10689        $ 16,429.06           0           $      0
4012127116  Plymouth Mtg Complex       2001 Gallager Rd.          41-346505         -$      6.76           0           $      0
4012127116  Plymouth Mtg Complex       2001 Gallager Rd.          9SD-404419                               0           $      0
4012127116  Plymouth Mtg Complex       2001 Gallager Rd.          NO METER           $    616.49           0           $      0
4013027377  Barbadoes Generating Sta   Barbadoes Island           11-6730            $  1,164.78           0           $      0

                              PECO Energy Company
                                   Utilities
                     Eleven Months Ended November 30, 1999
                     -------------------------------------

Twelve Month Figure                                             $520,799
                                                                --------

                                                                                  Eleven Months                    Gas Stand Alone
                                                                                  Ended 11/30/99    Allocation     located 11 Month
ACCOUNTNO               NAME                     ADDRESS1             METERNO      SumOfREVENUE     Percentage          Revenue
---------               ----                     --------             -------      ------------     ----------          -------
4013027377  Barbadoes Generating Sta   Barbadoes Island           530M-23         $      93.40           0             $      0
4013027377  Barbadoes Generating Sta   Barbadoes Island           530M-4          $  22,617.10           0             $      0
4013069341  Oreland Serv Bldg          Roesch Ave. & Anderson Av  20-361381       $       0.00       31.03%            $      0
4013069341  Oreland Serv Bldg          Roesch Ave. & Anderson Av  20-434758       $       0.00       31.03%            $      0
4013069341  Oreland Serv Bldg          Roesch Ave. & Anderson Av  9MLS-14942      $   2,275.31       31.03%            $    706
4013069341  Oreland Serv Bldg          Roesch Ave. & Anderson Av  9SS-210262      $       0.00       31.03%            $      0
4014076331  Pottstown Serv Bldg        Conrail RR + York St.      20-554133       $       0.00       31.03%            $      0
4014076331  Pottstown Serv Bldg        Conrail RR + York St.      9MLS-12901      $   4,229.70       31.03%            $  1,312
4014076331  Pottstown Serv Bldg        Conrail RR + York St.      9MLS-13013      $   3,737.01       31.03%            $  1,159
4014931250  Vincent Dam Monitor        Schuylkill River & Dam     9-2157780       $       0.00           0             $      0
4014931300  Limerick Atomic Station    341 Longview Rd.           3B19PS-10047    $  55,463.31           0             $      0
4014931300  Limerick Atomic Station    341 Longview Rd.           3B22PC-333      $ 172,557.04           0             $      0
4014931420  Limerick Atomic Station    Limerick Rd.               222M-10001      $   5,492.39           0             $      0
4014931430  Limerick Atomic Station    Evergreen & Sanatoga Rds.  3B32P-10001     $ 254,654.20           0             $      0
4014931440  Limerick Atomic Station    Evergreen & Sanatoga Rds.  3B29PD-10034    $ 122,631.11           0             $      0
4014931445  Limerick Atomic Station    Evergreen & Sanatoga Rds   3B29PQEC10016   $  10,331.82           0             $      0
4014931445  Limerick Atomic Station    Evergreen & Sanatoga Rds   3b29pqxc54792   $  87,643.51           0             $      0
4014931450  Limerick Atomic Station    298 S. Longview Rd.        119P-51         $  14,816.98           0             $      0
4014931460  Limerick Atomic Station    299 Longview Rd.           9-8110412       $     192.02           0             $      0
4014931500  Limerick Atomic Station    Possom Hollow Rd.          3B26P-10005     $  69,153.48           0             $      0
4014931600  Limerick Atomic Station    Sub #10                    3B26P-10003     $  30,875.90           0             $      0
4014931600  Limerick Atomic Station    Sub #10                    3B26P-10004     $  45,603.90           0             $      0
4014931600  Limerick Atomic Station    Sub #10                    3B26P-10006     $  24,911.80           0             $      0
4014931700  Limerick Atomic Station    Evergreen & Sanatoga Rds   3B26P-10001     $  47,142.20           0             $      0
4014931700  Limerick Atomic Station    Evergreen & Sanatoga Rds   3B26P-10002     $   3,981.10           0             $      0
4014931820  Limerick Atomic Station    Evergreen & Sanatoga Rds.  NO METER        $   5,284.20           0             $      0
4017932300  General Meter Shop         950 Pulaski Rd.            126PD-10086     $  44,237.50       31.03%            $ 13,725
4017932300  General Meter Shop         950 Pulaski Rd.            27-493831       $       0.00       31.03%            $      0
4017932300  General Meter Shop         950 Pulaski Rd.            27-729099       $   2,897.36       31.03%            $    899
4501010001  PECO Energy                2950 River RD              NO METER        $   1,568.17           0             $      0
4501010001  PECO Energy                2950 River RD              NO METER-I      $     190.63           0             $      0
4502850001  Amquip Tower Site          777 Winks La.              9SD-801370      $   2,489.99           0             $      0
4503900900  Croydon Gen. Station       955 River Rd.              3B26PC-51       $   2,376.56           0             $      0
4503900900  Croydon Gen. Station       955 River Rd.              919MC-188       $     392.60           0             $      0
4503900900  Croydon Gen. Station       955 River Rd.              9SS-455600      $     703.99           0             $      0
4505140010  Emilie Servive Center      3200 Edgely Rd.            219MD-11341     $  16,519.07       31.03%            $  5,125
4505140010  Emilie Servive Center      3200 Edgely Rd.            222STD-10533    $  13,177.05       31.03%            $  4,088
4516850006  AT & T Tower Site          25 Old Limekiln Rd.        9SD-802962      $   3,035.88           0             $      0
4517850001  Doylestown Serv Bldg       210 W. Ashland St.         19STD-11456     $   6,273.38       31.03%            $  1,946
4517850001  Doylestown Serv Bldg       210 W. Ashland St.         20-361417       $   2,241.38       31.03%            $    695
4517850001  Doylestown Serv Bldg       210 W. Ashland St.         9MLD-14877      $     569.21       31.03%            $    177
4519900100  Warminster Serv Bldg       400 Park Ave.              27-493907       $   1,603.61       31.03%            $    498
4519900100  Warminster Serv Bldg       400 Park Ave.              27-518135       $   1,620.34       31.03%            $    503

                              PECO Energy Company
                                   Utilities
                     Eleven Months Ended November 30, 1999
                     -------------------------------------

Twelve Month Figure                                             $520,799
                                                                --------

                                                                                 Eleven Months                 Gas Stand Alone
                                                                                 Ended 11/30/99   Allocation     Allocated 11
ACCOUNT NO          NAME                      ADDRESS 1             METER NO     Sum Of REVENUE   Percentage    Month Revenue
----------          ----                      ---------             --------     --------------   ----------    -------------
4519900100  Warminster Serv Bldg      400 Park Ave.              3B15PD-35853    $       649.58     31.03%        $    202
4519900100  Warminster Serv Bldg      400 Park Ave.              511PC-1634      $    69,598.73     31.03%        $ 21,593
4519900100  Warminster Serv Bldg      400 Park Ave.              511PC-1635      $    77,587.95     31.03%        $ 24,072
4519900100  Warminster Serv Bldg      400 Park Ave.              511PD-58120     $     9,209.24     31.03%        $  2,857
4519900100  Warminster Serv Bldg      400 Park Ave.              511PD-58121     $    14,262.18     31.03%        $  4,425
4519900100  Warminster Serv Bldg      400 Park Ave.              63-340222       $    13,589.81     31.03%        $  4,216
4519900100  Warminster Serv Bldg      400 Park Ave.              63-344356       $    15,000.14     31.03%        $  4,654
4519900100  Warminster Serv Bldg      400 Park Ave.              9-6150032       $         0.00     31.03%        $      0
4519900100  Warminster Serv Bldg      400 Park Ave.              9SD-0047322     $        67.58     31.03%        $     21
4519900100  Warminster Serv Bldg      400 Park Ave.              9SD-401089      $       302.06     31.03%        $     94
5006930250  Ardmore Serv Bldg         213 W. County Line Rd.     515P-10001      $    35,066.80     31.03%        $ 10,880
5006930250  Ardmore Serv Bldg         213 W. County Line Rd.     515P-32         $    73,671.09     31.03%        $ 22,857
5006930250  Ardmore Serv Bldg         213 W. County Line Rd.     59-348508       $       315.76     31.03%        $     98
5006930250  Ardmore Serv Bldg         213 W. County Line Rd.     63-344944       $    24,633.11     31.03%        $  7,643
5006930250  Ardmore Serv Bldg         213 W. County Line Rd.     9MLD-17297      $       135.34     31.03%        $     42
5006930250  Ardmore Serv Bldg         213 W. County Line Rd.     NO METER        $       677.58     31.03%        $    210
5006930250  Ardmore Serv Bldg         213 W. County Line Rd.     NO METER-2      $       126.49     31.03%        $     39
5006930250  Ardmore Serv Bldg         213 W. County Line Rd.     NO METER-3      $        54.82     31.03%        $     17
5014050048  Bishop Hollow Tower       397 Bishop Hollow Rd.      109PLD-17891    $     3,009.98         0         $      0
5014050048  Bishop Hollow Tower       397 Bishop Hollow Rd.      109PLD-18029    $       354.44         0         $      0
5014050048  Bishop Hollow Tower       397 Bishop Hollow Rd.      9-8249709       $         1.83         0         $      0
5014901640  Morton Service Building   200 Yale Avenue            15-665044       $     1,086.89     31.03%        $    337
5014901640  Morton Service Building   200 Yale Avenue            3B29PQEC-10013  $    50,386.43     31.03%        $ 15,633
5014901640  Morton Service Building   200 Yale Avenue            3B29PQEC-10014  $   117,817.88     31.03%        $ 36,554
5014901640  Morton Service Building   200 Yale Avenue            59-348506       $       450.40     31.03%        $    140
5014901640  Morton Service Building   200 Yale Avenue            64-348391       $         0.00     31.03%        $      0
5014901640  Morton Service Building   200 Yale Avenue            NO METER        $       283.91     31.03%        $     88
5014901640  Morton Service Building   200 Yale Avenue            NO METER-2      $        92.50     31.03%        $     29
5014901640  Morton Service Building   200 Yale Avenue            NO METER-3      $        42.17     31.03%        $     13
5014901640  Morton Service Building   200 Yale Avenue            NO METER-4      $       440.85     31.03%        $    137
5015124657  Baldwin Service Center    1500 Chester Pk.           20-418945       $     2,202.41     31.03%        $    683
5015124657  Baldwin Service Center    1500 Chester Pk.           20-626796       $     2,508.64     31.03%        $    778
5015124657  Baldwin Service Center    1500 Chester Pk.           27-680362       $     2,596.92     31.03%        $    806
5015124657  Baldwin Service Center    1500 Chester Pk.           27-680364       $     3,211.23     31.03%        $    996
5015124657  Baldwin Service Center    1500 Chester Pk.           28-703020       $       911.42     31.03%        $    283
5015124657  Baldwin Service Center    1500 Chester Pk.           28-703023       $     7,588.23     31.03%        $  2,354
5015124657  Baldwin Service Center    1500 Chester Pk.           3B15PD-10361    $    12,943.88     31.03%        $  4,016
5015124657  Baldwin Service Center    1500 Chester Pk.           3B26PD-10467    $    74,473.92     31.03%        $ 23,106
5015124657  Baldwin Service Center    1500 Chester Pk.           NO METER        $     3,070.44     31.03%        $    953
5017191267  PECO ENVIRONMENTAL        3 Jeffrey St.              3B15PD-38054    $     4,499.36         0         $      0
5017390031  Chester Service Bldg      Highland Ave.              122P-10003      $     8,898.23     31.03%        $  2,761
5017390031  Chester Service Bldg      Highland Ave.              62-340464       $     6,545.44     31.03%        $  2,031
5017390031  Chester Service Bldg      Highland Ave.              9-6109038       $         0.00     31.03%        $      0

                              PECO Energy Company
                                   Utilities
                     Eleven Months Ended November 30, 1999
                     -------------------------------------

Twelve Month Figure                                             $520,799
                                                                --------

                                                                                 Eleven Months                 Gas Stand Alone
                                                                                 Ended 11/30/99   Allocation     Allocated 11
ACCOUNT NO          NAME                      ADDRESS 1             METER NO     Sum Of REVENUE   Percentage    Month Revenue
----------          ----                      ---------             --------     --------------   ----------    -------------
5509801542  Delta Service Bldg        Main & Baptist St.         9-2060745       $         0.00         0         $      0
5509801542  Delta Service Bldg        Main & Baptist St.         9-4110599       $     3,540.59         0         $      0
5509801707  Delta Storage Yard        Main St.                   6-1426358       $     1,072.12         0         $      0
5509803213  Peach Bottom Atomic Sta.  River Rd.                  519PW-1         $    18,866.46         0         $      0
5509803216  Peach Bottom Atomic Sta.  Atom Rd.                   3B29PD-10003    $   134,891.38         0         $      0
5509803219  Peach Bottom Atomic Sta.  Quarry Rd.                 9-4198096       $     1,900.30         0         $      0
5509803221  Peach Bottom Atomic Sta.  Boat House & WellHouse Rd  9-6203533       $         0.00         0         $      0
5509803223  Peach Bottom Atomic Sta   Lay Rd.                    9-8272772       $     2,456.09         0         $      0
5509803226  Peach Bottom Atomic Sta.  Sirens at all locations    NO METER        $     2,377.90         0         $      0
5509803227  Peach Bottom Atomic Sta.  Lay Rd.                    9-6166300       $       583.89         0         $      0
5509803228  Peach Bottom Atomic Sta.  Atom Rd.                   3B19PD-10760    $     3,919.75         0         $      0
5509803229  Peach Bottom Atomic Sta.  Atom Rd.                   3B22PD41277     $    14,159.44         0         $      0
5509803230  Peach Bottom Atomic Sta.  Atom Rd.                   109PLD-24579    $     1,414.88         0         $      0
                                                                                 --------------                   --------


Total-11 months Ended November 1999                                              $14,223,792.22                   $477,399
-----------------------------------                                              --------------                   --------
Ratioed Upward for 12 months                                                                                      $520,799
----------------------------                                                                                      --------

                                 Exhibit 1.2k
                                 ------------

Tax Savings on Interest Adjusted Ratebase
-----------------------------------------

                                                                     (Thousand$)
                                                                     -----------
Ratebase at Dec 31, 1998=                                              $839,135
Stand Alone Ratebase=                                                  $940,001

Debt Capitalization=                                                      45.61%
Preferred Securities Capitalization=                                       5.25%
Debt Interest Rate=                                                        8.67%
Preferred Securities Return Rate=                                          9.08%

Calculated Interest on Stand Alone Ratebase
                                                                       $ 41,652
Estimated Interest Used to Compute
State and Federal Taxes=                                               $ 22,430

Increase in Interest Expense=                                          $ 19,222
Tax Rate=                                                                41.494%
                                                                       --------

Reduction in Income Taxes=                                             $  7,976

                                 Exhibit 1.2l
                                 ------------

Shareholder Services-No Labor
-----------------------------
                                                       Allocated   Increase for
                                             Total     Actual Gas  Stand Alone
                                             -----     ----------  -----------

Outside Services                           $1,241,000  $   83,879  $  1,157,121
Annual Report                              $  381,312  $   25,773  $    355,539
Proxy Expense                              $  393,000  $   26,563  $    366,437
Annual Meeting                             $  430,587  $   29,103  $    401,484
Stock Exchange                             $  105,000  $    7,097  $     97,903
Other                                      $  221,102  $   14,944  $    206,158
                                           ----------  ----------  ------------
                                           $2,772,001  $  187,360  $  2,584,641

If assume spin this off to our shareholders, same number of shareholders

Basis 923 acct Outside Services employed
----------------------------------------
electric=                $29,258,641 gas=              $1,977,598   0.067590221

                                 Exhibit 1.2m
                                 ------------

Increase in Capital Stock Tax and Realty Taxes from Common Plant and IT
-----------------------------------------------------------------------

New Common Plant and IT Less Reserve=                              $160,466,212
Current Common Plant less Reserve=                                 $ 40,300,000
                                                                   ------------

Increase in Common Plant and IT                                    $120,166,212
Percent Financed by Preferred and
Common Equity=                                                            49.14%

Preferred and Common Equity Portion
of Increased Common Plant and IT=                                  $ 59,049,677

Capital Stock Tax Rate=                                                   1.099%

Increase in Capital Stock Tax=                                     $    648,956
                                                                   ------------

Realty Tax on Common Plant Increase
                   Allocated Current Common Plant-Land=389 account
                     Land=                              $6,050,510
                     Allocated to Gas=                      15.705%
                                                        ----------
                                                        $  950,233
                   Common Stand Alone=                  $4,458,575

                   Increase in Land=                    $3,508,342
                   Realty Tax Rate=                        6.30319%
                                                        ----------
                   Increase in Realty Tax=              $  221,137

Increase in Capital Stock and Realty Taxes=             $  870,093

                                 Exhibit 1.2n
                                 ------------

Increase in Uncollectible Accounts Expense
------------------------------------------

Increases as a stand alone entity to average of other state gas utilities

                                  Uncoll Expense   Residential Revenue   Comml & Indust Rev     Total
                                   (Thousand$)         (Thousand$)          (Thousand$)      (Thousand$)
                                   -----------         -----------          -----------      -----------
PECO Gas Revenue 1998                 $  4,439            $249,438             $126,107         $375,545
Uncollectible as Percent
of Revenue                                1.18%

Rate Increase                         $120,998
Increase in Uncollectibles            $  1,430

                                         Exhibit 1.3
                                         -----------
                                   Gas Stand Alone Company
                                   -----------------------
                                     Proposed Employees
                                     ------------------

                                                                       Managerial,
                                                                      Supervisory,
                                                     Executive        Professional        Non-Exempt            Total
                                                     ---------        ------------        ----------            -----
Production                                                0                 13                  12                  25
Gas Supply and Storage                                    1                 19                   1                  21
Distribution                                              2                162                 441                 605
Customer Accts, Service, and Sales                        1                 63                 111                 175
A and G                                                   7                146                  46                 199
Executive                                                 2                  0                   4                   6
                                                         --                ---                 ---                ----

Total                                                    13                403                 615                1031

                                  Exhibit 1.3
                                  -----------
                         Stand Alone Gas Organization
                         ----------------------------
                                Employee Counts
                                ---------------

                                                                       Managerial,
                                                                      Supervisory,
                                                     Executive        Professional        Non-Exempt            Total
                                                     ---------        ------------        ----------            -----
Chief Executive Officer                                  1                                                        1
Administrative Assistant/Secy                                                                  1                  1
Chief Operating Officer                                  1                                                        1
Administrative Assistant/Secy                                                                  1                  1
Support                                                                                        2                  2


Total                                                    2                    0                4                  6


VP Finance and Accounting                                1                                                        1
-------------------------
Administrative Assistant/Secy                                                                  1                  1
Controller                                               1                                                        1
Administrative Assistant/Secy                                                                  1                  1
Manager-Plant Acctg                                                           1                                   1
Administrative Assistant/Secy                                                                  1                  1
Analysts                                                                      3                                   3
Manager-General Acctg                                                         1                                   1
Analysts                                                                      5                                   5
Manager-Reporting                                                             1                                   1
Administrative Assistant/Secy                                                                  1                  1
Analysts                                                                      2                                   2
Manager-Taxes                                                                 1                                   1
Analysts/Compliance/Liasons                                                   4                                   4
Director-Business Services                                                    1                                   1
Administrative Assistant/Secy                                                                  1                  1
Supervisor-Accts Payable                                                      1                                   1
Analysts                                                                      1                                   1
Clerks                                                                                         3                  3
Supervisor-Payroll                                                            1                                   1
Administrative Assistant/Secy                                                                  1                  1
Analysts                                                                      2                                   2
Clerks                                                                                         3                  3
Supervisor-Office Services                                                    1                                   1
Graphics Designers                                                                             2                  2
Office Machine Operators                                                                       2                  2
Clerk                                                                                          1                  1
Treasurer                                                1                                                        1
Administrative Assistant/Secy                                                                  1                  1
Analysts                                                                      6                                   6
Manager-Shareholder Relations                                                 1                                   1
Analysts                                                                      1                                   1
Manager-Budgeting                                                             1                                   1
Administrative Assistant/Secy                                                                  1                  1
Analysts                                                                      4                                   4
Manager-Planning and Performance                                              1                                   1

                                  Exhibit 1.3
                                  -----------
                         Stand Alone Gas Organization
                         ----------------------------
                                Employee Counts
                                ---------------

                                                                       Managerial,
                                                                      Supervisory,
                                                     Executive        Professional        Non-Exempt            Total
                                                     ---------        ------------        ----------            -----
Administrative Assistant/Secy                                                                  1
Analysts                                                                      3                                    1
                                                                                                                   3
Director-Rates                                                                1
Administrative Assistant/Secy                                                                  1                   1
Tariff Coordinator                                                                             1                   1
Manager-Tariff and Analysis                                                   1                                    1
Rate Engineers                                                                4                                    1
Regulatory Liason                                                             1                                    4
                                                                                                                   1
Total                                                    3                   49               22
                                                                                                                  74

VP-Information Services                                  1
-----------------------                                                                                            1
Administrative Assistant/Secy                                                                  1
Operations Area Lead                                                          1                                    1
Manager-Support                                                               1                                    1
Project Leaders                                                               2                                    1
Analysts/Programmers                                                          2                                    2
Manager-Systems                                                               1                                    2
Administrative Assistant/Secy                                                                  1                   1
Project Leaders                                                               2                                    1
Analysts/Programmers                                                         11                                    2
Manager-Information Center                                                    1                                   11
Analysts                                                                      4                                    1
Manager-Operations                                                            1                                    4
Administrative Assistant/Secy                                                                  1                   1
Supervisors                                                                   2                                    1
Analysts/Operators                                                            6                                    2
Manager-Data Administration                                                   1                                    6
Analysts                                                                      3                                    1
Manager-Applications                                                          1                                    3
Project Leaders                                                               3                                    1
Analysts/Programmers                                                         10                                    3
                                                                                                                  10
Total                                                    1                   52                3
                                                                                                                  56

VP-General Counsel/Corporate Secretary                   1                                                         1
--------------------------------------
Administrative Assistant/Secy                                                                  1                   1
Administrator                                                                 1                                    1
Supervising Attorney-Corporate Operations                                     1                                    1
Attorney                                                                      1                                    1
Supervising Attorney-Regulatory                                               1                                    1
Attorney                                                                      2                                    2
Attornies-Litigation/Claims                                                   2                                    2

                                  Exhibit 1.3
                                  -----------
                         Stand Alone Gas Organization
                         ----------------------------
                                Employee Counts
                                ---------------

                                                                       Managerial,
                                                                      Supervisory,
                                                     Executive        Professional        Non-Exempt            Total
                                                     ---------        ------------        ----------            -----
Paralegals                                                                                       2                  2
Administrative Assistant/Secy                                                                    4                  4
Manager-Environmental Affairs                                                  1                                    1
Administrative Assistant/Secy                                                                    1                  1
Staff Personnel                                                                1                                    1
Environmental Coordinators                                                     2                                    2


Manager-Claims                                                                 1                                    1
Administrative Assistant/Secy                                                                    1                  1
Supervisor                                                                     1                                    1
Field Investigators                                                            4                                    4
Support Personnel                                                                                2                  2

Manager-Audit Services                                                         1                                    1
Administrative Assistant/Secy                                                                    1                  1
Auditors                                                                       2                                    2


Total                                                    1                    21                12                 34


VP-Human Resources                                       1                                                          1
------------------
Administrative Assistant/Secy                                                                    1                  1
Manager                                                                        1                                    1
Analyst                                                                        1                                    1
Human Resources Generalist                                                     1                                    1
Labor Relations Representative                                                 1                                    1
Benefits Representative                                                        1                                    1
Staffing Representative                                                        1                                    1
Payroll Representative                                                         2                                    2
Data Entry                                                                                       1                  1
Test Administrator                                                                               1                  1
Retirement Management Representative                                                             1                  1
Compensation and Benefits Administrators                                       2                                    2
Manager-Occupational Health and Safety                                         1                                    1
Administrative Assistant/Secy                                                                    1                  1
Counselors                                                                     3                                    3
Nurses                                                                         1                                    1

Total                                                    1                    15                 5                 21


VP-Corporate & Public Affairs                            1                                                          1
-----------------------------
Administrative Assistant/Secy                                                                    2                  2
Regional Affairs Representatives                                               2                                    2
Manager-Corporate Communications                                               1                                    1

                                  Exhibit 1.3
                                  -----------
                         Stand Alone Gas Organization
                         ----------------------------
                                Employee Counts
                                ---------------

                                                                       Managerial,
                                                                      Supervisory,
                                                     Executive        Professional        Non-Exempt            Total
                                                     ---------        ------------        ----------            -----
Representatives                                                                2                                    2
Administrative Assistant/Secy                                                                    1                  1
Manager-Corporate Policy and Programs                                          1                                    1
Representatives                                                                3                                    3
Administrative Assistant/Secy                                                                    1                  1

Total                                                    1                     9                 4                 14

VP-Gas Supply and Transportation                         1                                                          1
--------------------------------
Operations Area Lead                                                           1                                    1
Administrative Assistant/Secy                                                                    1                  1
Manager-Acquis & Planning                                                      1                                    1
Supply and Transportation Analysts                                             5                                    5
Manager-System Control/Transportation                                          1                                    1
Analysts                                                                       2                                    2
Operators                                                                      6                                    6
Manager-Gas Regulation                                                         1                                    1
Analysts                                                                       2                                    2
Manager-Plant Operations                                                       1                                    1
Supervisor                                                                     1                                    1
Analysts/Specialists/Operators/Mechanics                                      11                12                 23

Total                                                    1                    32                13                 46


VP-Contractor & Supply Management                        1                                                          1
---------------------------------
Administrative Assistant/Secy                                                                    1                  1
Operations Area Lead                                                           1                                    1
Director-Contractor & Project Management                                       1                                    1
Administrative Assistant/Secy                                                                    1                  1
Manager-Project Mgmt                                                           1                                    1
Project Managers                                                               3                                    3
Lead Engineers                                                                 2                                    2
Manager-Constr. & Maintenance                                                  1                                    1
Contract Administrators                                                        2                                    2
Sourcing/Quality Specialists                                                   2                                    2
QC Inspectors                                                                  3                                    3
Paving                                                                         3                                    3
Manager-Tech & General Services                                                1                                    1
Contract Administrators                                                        2                                    2
Sourcing Specialists                                                           1                                    1
Manager-Business Programs                                                      1                                    1
Analysts                                                                       3                                    3
Estimator                                                                                        2                  2
Director-Material Management                                                   1                                    1
Administrative Assistant/Secy                                                                    1                  1
Manager-Materials & Logistics                                                  1                                    1

                                  Exhibit 1.3
                                  -----------
                         Stand Alone Gas Organization
                         ----------------------------
                                Employee Counts
                                ---------------

                                                                       Managerial,
                                                                      Supervisory,
                                                     Executive        Professional        Non-Exempt            Total
                                                     ---------        ------------        ----------            -----
Supervisors-Warehouse                                                          2                                    2
Materials Providers                                                                              4                  4
Supervisors-Transportation Operations                                          1                                    1
Equipment Operators                                                                              6                  6
Dispatchers                                                                                      3                  3
Supervisors-Material Providers                                                 2                                    2
Material Providers                                                                               4                  4
Manager-Inventory Alternatives                                                 1                                    1
Project Leader                                                                 2                                    2
Commodity Analysts                                                             2                                    2
Material Coordinator                                                           1                                    1
Clerk                                                                                            1                  1
Manager-Commodities & Engin Matls                                              1                                    1
Buyers/Analysts                                                                2                                    2
Material Coordinator                                                           1                                    1
Clerk                                                                                            1                  1
Manager-Work Mgmt/Bus Process                                                  1                                    1
Analysts                                                                       2                                    2
Material Coordinator                                                                             1                  1
Manager-Logistics and Support                                                  1                                    1
Administrative Assistant/Secy                                                                    1                  1
Supervisor-Transportation Operations                                           1                                    1
Equipment Operators                                                                              6                  6
Supervisor-Transportation Planning                                             1                                    1
Dispatchers                                                                                      4                  4
Chauffeurs                                                                                       1                  1
Supervisor-Delchester                                                          1                                    1
Materials Providers                                                                              3                  3
Supervisor-Bucksmont                                                           1                                    1
Materials Providers                                                                              3                  3
Supervisor-Warehouse Operations                                                1                                    1
Materials Providers                                                                              6                  6
Manager-Fleet Managerment                                                      1                                    1
Administrative Assistant/Secy                                                                    1                  1
Supervisors                                                                    4                                    4
Mechanics                                                                                       11                 11
Analysts                                                                       2                                    2
Tool Repair                                                                                      2                  2
Design Specialists                                                                               1                  1
Carpenter                                                                                        1                  1
Support Technician                                                                               1                  1
Manager-Performance Improvement                                                1                                    1
Administrative Assistant/Secy                                                                    1                  1
Methods/Training/Safety Instructors                                            2                                    2
Analysts/Specialists                                                                             6                  6
Manager-Real Estate and Facilities                                             1                                    1
Administrative Assistant/Secy                                                                    1                  1

                                  Exhibit 1.3
                                  -----------
                         Stand Alone Gas Organization
                         ----------------------------
                                Employee Counts
                                ---------------

                                                                       Managerial,
                                                                      Supervisory,
                                                     Executive        Professional        Non-Exempt            Total
                                                     ---------        ------------        ----------            -----
Facilities/Leasing Analyst                                                     1                                    1
Representatives                                                                                  2                  2
Manager-Meter Services                                                         1                                    1
Administrative Assistant/Secy                                                                    1                  1
Engineer                                                                       2                                    2
Supervisor-Shop Service                                                        1                                    1
Analyst                                                                        1                                    1
Meter Technicians                                                                                3                  3
Clerk                                                                                            1                  1
Supervisor-Field Services                                                      1                                    1
Engineer                                                                       1                                    1
Meter Technicians                                                                                7                  7
Clerk                                                                                            1                  1

Total                                                    1                    72                89                162


VP-Customer and Marketing Services                       1                                                          1
----------------------------------
Administrative Assistant/Secy                                                                    1                  1
Operations Area Lead                                                           1                                    1
Director-Marketing                                                             1                                    1
Administrative Assistant/Secy                                                                    1                  1
Market Managers                                                                2                                    2
Business Developer                                                             2                                    2
Applications Support Engineer                                                  2                                    2
Marketing Research Specialist                                                  2                                    2
Administrative Assistant/Secy                                                                    1                  1
Manager-Account Management                                                     1                                    1
Account Executives                                                             5                                    5
Manager-Service Center                                                         1                                    1
Account Teams                                                                                    8                  8
Manager-Billing Team                                                           1                                    1
Billing Team                                                                   1                                    1
Billing Team                                                                                     3                  3
Manager-Credit and Collections                                                 1                                    1
Account Representatives                                                                          3                  3
Manager-Regulatory Performance                                                 1                                    1
Regulatory Assessors                                                                             2                  2
Clerks                                                                                           2                  2
Manager-Support Services                                                       1                                    1
Support Specialists                                                            2                                    2
Analysts                                                                                         1                  1
Manager-Economic Development                                                   1                                    1
Administrative Assistant/Secy                                                                    1                  1
Regional Directors                                                             3                                    3
Director-Call Center and Billing                                               1                                    1
Administrative Assistant/Secy                                                                    1                  1

                                  Exhibit 1.3
                                  -----------
                         Stand Alone Gas Organization
                         ----------------------------
                                Employee Counts
                                ---------------

                                                                       Managerial,
                                                                      Supervisory,
                                                     Executive        Professional        Non-Exempt            Total
                                                     ---------        ------------        ----------            -----
Senior Analyst                                                                 1                                    1
Manager-Operations                                                             1                                    1
Supervisors                                                                    6                                    6
Operations Representatives                                                                      50                 50
Supervisor-High Bill Field                                                     1                                    1
Representatives                                                                                  4                  4
Manager-Resource Management                                                    1                                    1
Analysts                                                                       3                 1                  4
Manager-Billing                                                                1                                    1
Representatives                                                                2                                    2
Representatives                                                                                  7                  7
Manager-Vendor Operations                                                      1                                    1
Manager-Energy Usage                                                           1                                    1
Administrative Assistant/Secy                                                                    1                  1
Program Lead                                                                   1                                    1
Analysts                                                                       2                                    2
Supervisor-Back Office                                                         1                                    1
Consultants                                                                                      2                  2
Supervisor-Revenue Protection                                                  1                                    1
Protection Technicians                                                                           4                  4
Support                                                                                          3                  3
Manager-Accounts Receivable                                                    1                                    1
Administrative Assistant/Secy                                                                    1                  1
Supervisor-Revenue Control                                                     1                                    1
Analysts                                                                       2                                    2
Analysts                                                                                         3                  3
Supervisor-Payment Processing                                                  1                                    1
Analysts                                                                       1                                    1
Analysts                                                                                         6                  6
Manager-Community Services                                                     1                                    1
Analysts                                                                       1                                    1
Analysts                                                                                         2                  2
Program Manager-Call Center                                                    1                                    1
Analysts                                                                       2                                    2
Analysts                                                                                         3                  3
                                                                                                 0                  0

Total                                                    1                    63               111                175


VP-Operations                                            1                                                          1
-------------
Administrative Assistant/Secy                                                                    1                  1
Operations Area Lead                                                           1                                    1
Analysts                                                                       2                                    2
Director-Customer Response                                                     1                                    1
Administrative Assistant/Secy                                                                    1                  1
Manager-Planning and Analysis                                                  1                                    1

                                  Exhibit 1.3
                                  -----------

                         Stand Alone Gas Organization
                         ----------------------------
                                Employee Counts
                                ---------------

                                                          Managerial,
                                                         Supervisory,
                                            Executive    Professional       Non-Exempt     Total
                                            ---------    ------------       ----------     -----
Project Manager                                               1                               1
Work Management                                               1                               1
Analysts                                                      1                               1
Clerks                                                                           2            2
Manager-Field Services                                        1                               1
Shift Managers                                                3                               3
System Dispatchers                                           18                              18
Supervisors                                                   6                               6
Energy Technicians                                                              90           90
Supervisors                                                   2                               2
Foremen                                                                          6            6
Distribution Mechanics                                                          30           30
Director-BucksMont Region                                     1                               1
Administrative Assistant/Secy                                                    1            1
Manager-Contractor&Builder Services                           1                               1
Contractor Liasons                                                               4            4
Design/Construction Consultants                                                  5            5
Supv Engineer-Engineering&Design                              1                               1
Engineers                                                     2                               2
Gas Designers                                                                    5            5
Technical Assistant                                                              1            1
Manager-Work Management                                       1                               1
Scheduler                                                     1                               1
Work Week Managers                                            2                               2
Clerks                                                                           4            4
Manager-Maintenance                                           1                               1
Technical Assistant                                                              1            1
Gas Supervisors                                               4                               4
Gas Foremen                                                                     12           12
Gas Mechanics                                                                   64           64
Director-DelChester Region                                    1                               1
Administrative Assistant/Secy                                                    1            1
Manager-Contractor&Builder Services                           1                               1
Contractor Liasons                                                               4            4
Design/Construction Consultants                                                  4            4
Supv Engineer-Engineering&Design                              1                               1
Engineers                                                     2                               2
Gas Designers                                                                    6            6
Technical Assistant                                                              1            1
Manager-Work Management                                       1                               1
Scheduler                                                     1                               1
Work Week Managers                                            2                               2
Clerks                                                                           4            4
Manager-Maintenance                                           1                               1
Technical Assistant                                                              1            1
Gas Supervisors                                               4                               4
Gas Foremen                                                                     13           13

                                  Exhibit 1.3
                                  -----------

                         Stand Alone Gas Organization
                         ----------------------------
                                Employee Counts
                                ---------------

                                                          Managerial,
                                                         Supervisory,
                                            Executive    Professional       Non-Exempt     Total
                                            ---------    ------------       ----------     -----
Gas Mechanics                                                                    67          67
Director-Engineering Services                                  1                              1
Administrative Assistant/Secy                                                     1           1
Manager-Mapping and Document Services                          1                              1
Supervisor-CAD Support                                         1                              1
Analysts                                                       1                              1
Supervisor-Gas Map                                             1                              1
Drafter/Clerks                                                                    4           4
Supervisor-Document Control                                    1                              1
Analysts                                                       1                              1
Clerks                                                                            3           3
Manager-System Planning&Customer Engineering                   1                              1
Senior Engineer                                                2                              2
Engineer                                                       2                              2
Clerk                                                                             1           1
Manager-Corrosion Control                                      1                              1
Administrative Assistant/Secy                                                     1           1
Analyst                                                        1                              1
Technical Analysts                                             2                              2
Corrosion Control Mechanics                                                      12          12
Manager-Gas Engineering                                        1                              1
Engineer                                                       7                              7
Designer                                                                          1           1
Clerk                                                                             1           1

Total                                           1             90                352         443


Total Employee Count                           13            403                615        1031

                                  Exhibit 1.4
                                  -----------

                     PECO Energy Company-1998 Payroll Data
                     -------------------------------------

Payroll                   $448,915,051
ff198
avg employees                     7029
1998 qr


Avg98payroll              $     63,868
Other Accounts            $ 25,572,605


                                                                      Employee Alloc
                                                                         Based on
                              Direct       Clearing        Total       Avg Payroll
                              ------       --------        -----       -----------
1998 Electric
-------------
Production                $175,699,570   $ 7,641,604    $183,341,174       2870.6
Transmission              $ 10,279,102   $   447,063    $ 10,726,165        167.9
Distribution              $ 46,862,634   $ 2,038,171    $ 48,900,805        765.6
Customer Accounts         $ 24,119,106   $ 1,048,999    $ 25,168,105        394.1
Cust Serv/Info            $  6,745,843   $   293,393    $  7,039,236        110.2
Sales                     $  2,971,361   $   129,232    $  3,100,593         48.5
A and G                   $ 59,832,735   $ 2,602,272    $ 62,435,007        977.6
                          ------------   -----------    ------------       ------

Total                     $326,510,351   $14,200,734    $340,711,085       5334.6

Plant Construction        $ 45,909,840   $ 1,676,644    $ 47,586,484        745.1
Plant Removal             $     28,831                  $     28,831          0.5

Other Accounts            $ 23,449,890                  $ 23,449,890        367.2

Total Electric            $395,898,912   $15,877,378    $411,776,290       6447.3
                          ------------   -----------    ------------

1998 Gas
--------
Prod-Manuf Gas            $    176,855   $     7,006    $    183,861          2.9
Prod-Nat Gas                             $         0    $          0          0.0
Other Gas Supply          $  2,400,854   $    95,114    $  2,495,968         39.1
Storage, LNG, Process     $    979,091   $    38,788    $  1,017,879         15.9
Distribution              $ 10,085,768   $   399,564    $ 10,485,332        164.2
Customer Accounts         $  4,369,815   $   173,117    $  4,542,932         71.1
Cust Serv/Info            $    910,405   $    36,067    $    946,472         14.8
Sales                     $    404,043   $    16,007    $    420,050          6.6
A and G                   $  3,553,234   $   140,767    $  3,694,001         57.8
                          ------------   -----------    ------------       ------

Total                     $ 22,880,065   $   906,430    $ 23,786,495        372.4

Plant Construction        $ 10,817,086   $   395,044    $ 11,212,130        175.6
Plant Removal             $     17,421                  $     17,421          0.3

Other Accounts            $  2,122,715                  $  2,122,715         33.2

Total Gas                 $ 35,837,287   $ 1,301,474    $ 37,138,761        581.5
                          ------------   -----------    ------------

                          $431,736,199   $17,178,852    $448,915,051       7028.8

                                  Exhibit 1.5
                                  -----------

                              Gas Comparison Data
                              Calendar Year 1998
                                Employee Counts
                                ---------------

                                                                                                               Measure:
                                                                                                             Distribution
                                                                               Measure:      Distribution       Mains
                                                  Employee                    Customers         Mains        (M.Ft.) per
Pennsylvania Utilities                             Count     Customers       per Employee      (M.Ft.)         Employee
----------------------                             -----     ---------       ------------      -------         --------
People's                                             935      349,487              374          29,591           31.65
Columbia Gas of PA                                   876      383,921              438          36,398           41.55
PG Energy                                            554      148,873              269          12,351           22.29
Equitable Gas                                        770      203,952              265          18,532           24.07
                                                    ----      -------            -----          ------           -----

Simple Average                                                                     336                           29.89

Current PECO                                         582      415,437              714          31,030           53.32
PECO Employee Count if at Average of the Measure                                 1,235                           1,038

PECO Measure at
Stand Alone Values                                  1031      415,437              403          31,030           30.10

                                  Exhibit 1.6
                                  -----------
                         Income Statement and Ratebase
          Adjustments to Electric Operations Based on Gas Stand Alone
          -----------------------------------------------------------
                                  (Thousand$)

                                                                                            Effect on
Income Statement                                                            Taxes and        Revenue
----------------
Adjustments                                    Rate Base      Revenues       Expenses      Requirements
-----------                                    ---------      --------       --------      ------------
Increase in External Audit Fees                                               $   75         $     79
Increase in Board of Director's Fees                                          $   42         $     44
Increase in Postage Expenses                                                  $  528         $    553
Increase in Common Plant Book Deprec. Expense                                 $  935         $  1,672
Reduction in Taxes from Inc. in Common Tax Depreciation                        ($556)           ($993)
Increase in Deferred Taxes from Common Depreciation Exp.                      $    7         $     13
Increase in Shareholder Services Expenses                                     $  187         $    196
Increase in Capital Stock Taxes                                               $  218         $    228

Ratebase
--------
Adjustments
-----------

Increase in Common Plant                       $59,547                                       $  8,070
Increase in Reserve from Common Plant          $19,247                                        ($2,608)
Increase in Acc. Def Taxes from
   Common Plant                                $ 2,246                                          ($304)
                                                                                             --------

Total Increased Revenue Requirements
for Electric Operations Due to Gas Stand Alone                                               $  6,950

                              Exhibit 1.6, page 2
                              -------------------
                              Effect on Electric Operations
                              -----------------------------
                              (From Dec 98 PAPUC Quarterly Report)
                              ------------------------------------

Ratebase Effect from Common Plant
---------------------------------
Increase in Common Plant                                  $59,547,000
Increase in Reserve                                       $19,247,000
                                                          -----------

Increase in Net Plant                                     $40,300,000

Increase in Accumulated Def Taxes                         $ 2,246,000
                                                          -----------

Net Increase in Ratebase                                  $38,054,000

Effect on Depreciation from Common Plant
----------------------------------------

Increase in Book Depreciation                             $   935,000
Reduction in Income Taxes                                 $   555,605
Increase in Deferred Income Taxes                         $     7,000
                                                          -----------

Net Effect on Income                                      $   386,395

Total Additional Revenue Requirements
-------------------------------------

Cost of Capital-December 1998 Quarterly Report
----------------------------------------------

                                                Weighted    After Tax
                   Capitalization    Return       Return       Return
                   --------------    ------       ------       ------
Debt                     45.61%       8.67%        3.95%        2.31%
Pref Secur                5.25%       9.08%        0.48%        0.28%
Pref Stock                3.21%       7.24%        0.23%        0.23%
Common                   45.93%      10.36%        4.76%        4.76%
                        -------                    -----        -----

                        100.00%                    9.42%        7.58%
                                                  revreq
                                                  factor     13.5522%
Tax Rate                             41.494%
Gross Receipts                        4.400%


Increase in External Audit Fees
-------------------------------

Allocated to Gas from Gas Expense Assumptions Data=                  $ 75,443

Shareholder Services, No Labor
------------------------------

Allocated to Gas from Gas Expense Assumptions Data=                  $187,360

Director's Fees
---------------

Allocated to Gas from Gas Expense Assumptions Data=                  $ 42,177

                              Exhibit 1.6, page 3
                              -------------------

Postage Expenses on Customer Bills
----------------------------------

Allocated to Gas from Gas Expense Assumptions Data=                 $   528,476

Increase in Capital Stock Tax from Additional Common Plant
----------------------------------------------------------

Additional Common Plant less Reserve Previously
Allocated to Gas=                                                   $40,300,000

Percent Financed by Preferred and
Common Equity=                                                            49.14%
                                                                          ------

Preferred and Common Equity
Portion of Additional Common Plant=                                 $19,803,420

Capital Stock Tax Rate=                                                   1.099%
                                                                          ------

Increase in Capital Stock Taxes from
Additional Common Plant=                                            $   217,640

                                       3